EXHIBIT 10.1
                                                                    ------------


[CONFORMED COPY]
THIS AGREEMENT is made on the 4th day of May 2001

BETWEEN

(1) THE SEVERAL PERSONS whose respective names and addresses are set out in Schedule 1 (the "Vendors");

(2) SEACOR SMIT INC (a company incorporated under the laws of the State of Delaware, USA) of 11200 Richmond Avenue, Suite 400, Houston, Texas, 77082, USA and whose address in England is 9 Grays Inn Square, London WC1R 5JF (the "Purchaser")

WHEREAS:-

(A) Stirling Shipping Holdings Limited (the "Company"), a company registered in Scotland with number SC212855, has at the date of this Agreement an authorised share capital of (pound)820,683 divided into 152,914 "A" Ordinary Shares of (pound)1 each, 33,477 "B" Ordinary Shares of (pound)1 each, 551,044 Ordinary Shares of (pound)1 each and 83,248 Deferred Shares of (pound)1 each of which all of the said "A" Ordinary Shares, all of the said "B" Ordinary Shares, all of the said Ordinary Shares and all of the said Deferred Shares are issued and fully paid or credited as fully paid and are owned by the Vendors in the proportions shown opposite their respective names in column (2) of Schedule 1.

(B) The Vendors have agreed to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares for the consideration and otherwise upon and subject to the terms and conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1.         DEFINITIONS AND INTERPRETATION
           ------------------------------

1.1 In this Agreement the following words and expressions have the meanings set opposite them:

"3i"                                  3i Group plc (company number: 1142830),
                                      one of the Vendors;

"Administrative Services Agreement"   the agreement relating to the provision of
                                      administrative services by SSML in agreed terms to be entered into on Completion between SSML and each of the Demerged
                                      Companies and Harrisons (Clyde) Limited
                                      and Woodside Crescent Limited;

"A Ordinary Shares"                   the 152,914 issued A Ordinary Shares
                                      of(pound)1 each in the capital of the
                                      Company;

"Accounts"                            the audited balance sheet as at the
                                      Balance Sheet Date and the audited profit and loss account for the accounting reference period ended on the Balance
                                      Sheet Date of SSCO and of each of its
                                      subsidiaries (including, in the case of
                                      SSCO, the audited consolidated balance
                                      sheet as at that date and the audited
                                      consolidated profit and loss account for that year) and the notes, reports, statements and other documents which are required by law to be annexed to the Accounts of the company concerned;

"Accounting                           Standards" statements of standard
                                      accounting practice (including financial reporting standards) issued pursuant to section 256, CA 85 by the ASB;

"Adjusted Net Assets"                 has the meaning given thereto in Schedule
                                      5;

"Affiliate"                           in relation to any body corporate, any
                                      Holding Company or subsidiary undertaking of such body corporate or any subsidiary undertaking of a Holding Company of such body corporate;

"Agreement"                           this Agreement including its recitals and
                                      the schedules but not the Tax Deed;

"ASB"                                 Accounting Standards Board Limited (no.
                                      2526824) or such other body prescribed by the Secretary of State from time to time pursuant to section 256, CA 85;

"B Ordinary Shares"                   the 33,477 issued B Ordinary Shares
                                      of(pound)1 each in the capital of the
                                      Company;

"Balance Sheet Date"                  31st December 2000;

"Business"                            collectively the businesses of the owning,
                                      operating and managing of offshore support vessels carried on by the Company and each of the Subsidiaries at the date hereof;

"Business Day"                        a day (other than a Saturday or Sunday)
                                      when banks are open for business in
                                      London;

"CA 85"                               Companies Act 1985;

"CAA"                                 Capital Allowances Act 1990;

"Cash Consideration"                  (pound)29,881,062.08;

 "Claim" any claim by the Purchaser in connection with the Warranties or the Tax Deed;

"Companies Acts"                      as defined in section 744, CA 85 together
                                      with the Companies Act 1989;

"Competent Authority"                 means any person or legal entity
                                      (including any government or government
                                      agency) having regulatory authority under
                                      Environmental Laws ;

"Completion"                          completion of the sale and purchase of the
                                      Shares pursuant to this Agreement;

"Completion Accounts"                 the accounts referred to Clause 6.1.1,
                                      prepared in accordance with Schedule 5;

 "Confidential                        Information" all confidential information
                                      received or obtained as a result of
                                      entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and which relates to:

                                      (i)    the Company and the Subsidiaries;

                                      (ii)   any aspect of the Business;

                                      (iii)  the Purchaser;

"Connected Person"                    a person connected with any of the Vendors
                                      or the Directors within the meaning of
                                      section 839, ICTA 1988;

 "Consideration"                      Companies effected prior to Completion the
                                      principles of which are set out in a
                                      letter from Ernst & Young to Inland
                                      Revenue Capital Gains Clearance Section
                                      dated 16th March 2001;

"Demerged Companies"                  Harrisons (Management) Limited (formerly
                                      known as Stirling Shipmanagement Limited) and Harrisons (Offshore) Limited (formerly known as Clyde Designs Limited);

 "Directors"                          the directors of the Company and the
                                      Subsidiaries named in Schedule 2;

"Disclosed"                           fairly disclosed by the Disclosure
                                      Documents and by the general and specific disclosures set out in or annexed to the Disclosure Letter and "Disclosure" shall be construed accordingly;

"Disclosure Bundle"                   the two identical bundles of documents
                                      collated by or on behalf of the
                                      Warrantors, the outside cover of one copy of which has been signed for identification by or on behalf of the Warrantors and the Purchaser;

"Disclosure Documents"                the Disclosure Letter and the Disclosure
                                      Bundle;

"Disclosure                           Letter" the letter described as such of
                                      even date herewith addressed by the
                                      Warrantors to the Purchaser and accepted by the latter immediately before the signature hereof;

"Encumbrance"                         any interest or equity of any person
                                      (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, claims, assignment, hypothecation, security interest, rights in rem or any other security agreement ;

"Environment"                         any and all organisms (including man),
                                      ecosystems, property and the following
                                      media: air (including the air within
                                      buildings and the air within other natural or man-made structures whether above or below ground); water (including water under or within land or in drains or sewers and coastal and inland waters); and land (including land under water);

"Environmental Agreements"            any and all leases or licences or other
                                      agreements which are binding upon the
                                      Company or any of the Subsidiaries but
                                      only to the extent that they relate,
                                      either wholly or in part, to the
                                      protection of the Environment, and/or the prevention of Harm;

"Environmental Laws"                  any and all laws, whether civil, criminal
                                      or administrative, which have as a purpose or effect the protection of the Environment, and/or the mitigation, abatement, containment or prevention of
                                      Harm and/or the provision of remedies in respect of Harm, including European
                                      Community or European Union regulations, directives and decisions having direct force of law; statutes and subordinate legislation; regulations, orders, ordinances; Permits, statutory codes of practice, statutory guidance notes; common law, local laws and bye-laws; judgments, notices, orders, directions, instructions or awards of any Competent Authority; and Environmental Agreements applicable to the
                                      Company and the Subsidiaries which are in force or in existence at the date of Completion;

"Environmental Liability"             liability (including liability in respect
                                      of Remedial Action) on the part of the
                                      Company or any of the Subsidiaries and/or any of their directors or officers or shareholders under Environmental Laws;

"ERA"                                 Employment Rights Act 1996;

"Escrow Account"                      the interest bearing account to be
                                      established in the joint names of the
                                      Purchaser's Solicitors and the Vendors'
                                      Solicitors to be operated in accordance
                                      with an escrow letter in agreed terms
                                      between the Vendors and the Purchaser and their respective Solicitors;

"Existing Use"                        the existing use of the Property which is
                                      set out in Schedule 3;

"FA"                                  Finance Act;

"Financial Year"                      a financial year within the meaning
                                      ascribed to such expression by section
                                      223, CA 85;

"Group"                               together the Company and the Subsidiaries;

"Harm" harm to the health of living organisms or other interference with the ecological systems of which they form part and, in the case of man, includes harm to his property;

"Hazardous Matter"                    any and all matter (whether alone or in
                                      combination with other matter) including electricity, heat, vibration, noise or other radiation which may or is liable to cause significant Harm;

"Holding Company"                     a holding company within the meaning
                                      ascribed to such expression by sections
                                      736 and 736A, CA 85;

"ICTA 1988"                           Income and Corporation Taxes Act 1988;

"Indemnity Agreement"                 an indemnity agreement in respect of
                                      certain matters relating to the Vessels
                                      known as STIRLING CLYDE and STIRLING FORTH in agreed terms to be entered into on Completion between Harrisons (Offshore)
                                      Limited, Stirling Offshore Limited,
                                      Stirling Marine Limited and SSCO;

"Intellectual Property Rights"        any and all patents, trademarks, service
                                      marks, copyright, moral rights, rights in a design, know how, confidential information and all or any other intellectual or industrial property rights whether or not registered or capable of registration and whether subsisting in the United Kingdom or any other part of the world together with all or any goodwill relating or attached thereto;

"ITA"                                 Inheritance Tax Act 1984;

"Letter of Credit"                    the letter of credit in the agreed terms
                                      to be issued by Den Norske Bank ASA to the Vendors' Solicitors at Completion in respect of the Loan Note Consideration together with accrued interest

"Loan Notes"                          the loan notes in agreed terms created
                                      pursuant to the Loan Note Instrument;

"Loan Note Consideration"             (pound)14,668,942 nominal amount of Loan
                                      Notes;

"Loan Note Instrument"                the loan note instrument in agreed terms
                                      of the Purchaser dated           May 2001
                                      constituting up to(pound)14,668,942 of the
                                      Loan Notes;

"Management Agreement"                the ship management agreement relating to
                                      the technical and commercial management of the vessels known as STIRLING CLYDE and STIRLING FORTH in agreed terms to be entered into on Completion between
                                      Harrisons (Offshore) Limited and SSML;

"Ordinary Shares"                     the 551,044 Ordinary Shares of(pound)1
                                      each in the capital of the Company;

"Pension Schemes"                     agreements or legally binding arrangements
                                      for the payment of any pensions,
                                      allowances, lump sums or other like
                                      benefits on retirement or on death or
                                      during periods of sickness or disablement for the benefit of any present or former director, officer or employee of the Company or of any of the Subsidiaries or for the benefit of the dependants of any such persons;

"Performance Guarantee Agreement"     an agreement relating to the performance
                                      guarantees to be given by SS Co to Shell
                                      U.K. Limited in agreed terms to be entered into on completion of the Demerger between SSCO and Shell U.K. Limited;

"Performance Guarantee Fee
Agreement"                            an agreement in respect of the payment of
                                      fees and other matters relating to the
                                      Performance Guarantee Agreement in agreed terms to be entered into on completion of the Demerger between SSCO and Harrisons
                                      (Offshore) Limited;

"Permits"                             any and all licences, consents, permits
                                      and authorisations made or issued pursuant to or under, or required by, Environmental
                                      Laws in relation to the carrying on of the Business;

"the Pooling Agreement"               the pooling agreement in agreed terms
                                      relating to the use of the vessels known as STIRLING CLYDE and STIRLING FORTH and two of the Vessels, namely STIRLING TAY and STIRLING SPEY to be entered into on Completion between Harrisons (Offshore)
                                      Limited, Stirling Offshore Limited,
                                      Stirling Marine Limited and SSML;

"Pre Completion Dividends"            the dividends declared in respect of the
                                      Shares in SSCO prior to Completion details of which are contained in Schedule 9;

"Pre Completion Period"               the period from 1st January 2001 to the
                                      date of Completion (inclusive);

"Proceedings"                         any proceeding, suit or action arising out
                                      of or in connection with this Agreement;

"Property"                            the property of which short particulars
                                      are set out in Schedule 3;

"Purchaser's Group"                   the Purchaser and its Affiliates;

"Purchaser's Solicitors"              Wright Son & Pepper of 9 Grays Inn Square,
                                      London WC1R 5JF;

"Ratchet Adjustment Mechanism"        the agreement among the Vendors of even
                                      date in respect of the adjustments to the operation of the ratchet provisions relating to the Vendors;

"Remedial Action"                     (i) preventing, limiting, removing,
                                      remedying, cleaning-up, abating or
                                      containing the presence or effect of any Hazardous Matter in the Environment to the standard required by the Competent
                                      Authority; or (ii) carrying out
                                      investigative work and obtaining legal and other professional advice as is reasonably required in relation to (i);

"Restricted Warrantor"                means each of Iain Victor Robinson
                                      Harrison, Patrick Charles Lorne Harrison,
                                      James Anthony Frank Cowderoy, Douglas
                                      James Christian Harrison, Gerald Robert
                                      Sebastian Harrison and Nigel John Anthony
                                      Harrison;

"Retention"                           the sum of(pound)455,919 to be paid into
                                      the Escrow Account on Completion;

"SEC"                                 the United States Securities and Exchange
                                      Commission;

"Shares" the A Ordinary Shares, the B Ordinary Shares, the Ordinary Shares and the Deferred Shares;

"Shell  Novation Agreement"           a novation agreement in agreed terms in
                                      respect of certain charter party
                                      agreements relating to the vessels known as STIRLING CLYDE and STIRLING FORTH to be entered into on completion of the Demerger between Shell U.K. Limited and Stirling

                                      Offshore Limited and Harrisons (Offshore)
                                      Limited;

"SSAP" a statement of standard accounting practice or financial reporting standard in force at the date hereof as issued by the Institute of Chartered Accountants in England and Wales and adopted by the ASB as an Accounting Standard;

"SSCO" Stirling Shipping Company Limited, one of the Subsidiaries;

"SSML" Stirling Shipmanagement Limited (formerly known as Stirling Ferries Limited), one of the Subsidiaries;

 "subsidiary"                         a subsidiary within the meaning ascribed
                                      to such expression by sections 736 and
                                      736A, CA 85;

"subsidiary undertaking"              a subsidiary undertaking within the
                                      meaning ascribed to such expression by
                                      section 258, CA 85;

"Subsidiaries"                        the subsidiaries of the Company named in
                                      Part 2 of Schedule 2;

"Taxation" or "Tax"              (a)        all forms of taxation including any
                                            charge, tax, duty, levy, impost,
                                            withholding or liability wherever
                                            chargeable imposed for support of
                                            national, state, federal, municipal
                                            or local government and whether of
                                            the UK or any other jurisdiction;
                                            and
                                 (b)        any penalty, fine, surcharge,
                                            interest, charges or costs payable
                                            in connection with any taxation
                                            within (a) above;

"Taxation Authority"                  the Inland Revenue, Customs & Excise,
                                      Department of Social Security and any
                                      other governmental or other authority
                                      whatsoever competent to impose any
                                      Taxation whether in the United Kingdom or elsewhere;

"Tax Claim"                           any claim by the Purchaser in connection
                                      with the Tax Warranties or the Tax Deed;

"Tax Deed"                            the deed in the agreed terms containing
                                      certain taxation covenants between the
                                      Warrantors and the Purchaser;

"Taxation Statute"                    any directive, statute, enactment, law or
                                      regulation, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same prior to the date hereof or which has been amended, extended, consolidated or replaced by the same prior to the date hereof;

"Tax Warranties"                      the warranties set out in Part 2 of
                                      Schedule 4;

"TCGA"                                Taxation of Chargeable Gains Act 1992;

"TMA"                                 Taxes Management Act 1970;

"Trade Union"                         as defined in section 1, TULRCA;

"TULRCA"                              Trade Union and Labour Relations
                                      (Consolidation) Act 1992;

"TUPE"                                Transfer of Undertakings (Protection of
                                      Employment) Regulations 1981;

 "VAT"                                value added tax;

"VATA"                                Value Added Tax Act 1994;

"Vendors' Accountants"                Ernst & Young of George House, 50 George
                                      Square, Glasgow G2 1RR;

 "Vendors' Representatives"           Mike Hill of 38 Carden Place, Aberdeen
                                      AB10 1UP on behalf of 3i and James
                                      Cowderoy of The Glassert, Lochard Road,
                                      Aberfoyle, Stirlingshire FK8 3TJ one of
                                      the Vendors in respect of the rest of the Vendors;

"Vendors' Solicitors"                 McGrigor Donald of Pacific House, 70
                                      Wellington Street, Glasgow G2 6SB;

 "the Vessels"                        the whole of each of the vessels listed in
                                      Part 1 of Schedule 8 including with
                                      respect to each Vessel (whether onboard or ashore) all spare parts and equipment relating to those vessels (which means all vessels equipment other than those items of equipment belonging to the STIRLING
                                      FORTH and the STIRLING CLYDE set out on an inventory signed by or on behalf of the parties for identification prior to the Vendors' and Purchaser's execution hereof), inventory, appurtenances, stores and supplies, fuel and lubes;

"Vessel Claim"                        any Claim in respect of or relating to any
                                      of the Vessels including any Claim
                                      pursuant to paragraphs 21.1 and 21.2 of
                                      Part 3 of Schedule 4 and any Claim
                                      relating to any charter party, loan or
                                      other financing agreement, management
                                      agreement, pooling agreement, hire
                                      agreement or rental agreement in relation to any of the Vessels;

"Warranties"                          the warranties set out in Clause 9 and
                                      Schedule 4;

"Warrantors"                          all of the Vendors other than 3i;

"in the agreed terms"                 in the form agreed between the Vendors and
                                      the Purchaser and signed for the purposes of identification by or on behalf of each party prior to the Vendors' and Purchaser's execution hereof.

1.2 The table of contents and headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality. References to the word "include" or "including" are to be construed without limitation.

1.4 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.

1.5 References in this Agreement to any statute, statutory provision or EC Directive include a reference to that statute, statutory provision or EC Directive as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or EC Directive except to the extent that any modification enacted after the date of this Agreement would increase the liability of any party under this Agreement.

1.6 Words and expressions defined in the Tax Deed shall to the extent not inconsistent bear the same meanings in this Agreement.

1.7 References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term.

1.8 Any reference to "writing" or "written" includes faxes and any non-transitory form of visible reproduction of words but shall not include email.

1.9 Any agreement, covenant, representation, warranty, undertaking or liability arising under this Agreement on the part of two or more persons shall be deemed to be made or given by such persons severally and not jointly, or jointly and severally.

1.10 References to the Vendors and to the Warrantors shall be construed as a reference to each of them severally and not to the Vendors jointly or jointly and severally.

1.11 The obligations of each of the Vendors and each of the Warrantors and all representations, agreements and undertakings (if any) given by them are given severally only and not jointly or jointly and severally.

1.12 In Schedule 4, references to the Company shall be deemed to include a corresponding reference to the Subsidiaries and each of them severally and references to the Accounts are to those of the Company or the relevant Subsidiary as the case may be.

1.13 References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight.

1.14 References to the Purchaser shall include references to any permitted assignees pursuant to Clause 14.1.

2.         SALE AND PURCHASE
           -----------------

2.1        Obligation to sell and purchase
           Subject to the terms of this Agreement, each of the Vendors shall sell with full title guarantee free from Encumbrances, that number of

           Shares of which he is the registered holder at Completion and which are set opposite his name in column (2) of Schedule 1 and the Purchaser shall purchase such interests in the same together with all rights attaching thereto at Completion.

2.2        Dividends and distributions
           The Purchaser shall be entitled to receive all dividends and distributions declared by the Company on or after the date of Completion.

2.3        Sale of all Shares
           The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.4        3i Warranty
           3i warrants that there is no Encumbrance on, over or affecting the Shares of which it is the registered proprietor and there is no agreement or arrangement to create any such Encumbrance.

3.         CONSIDERATION
           -------------

3.1        Consideration
           The Shares shall be sold for the Consideration but subject to adjustment as provided in Clause 7.

3.2        The Consideration shall be paid or satisfied as follows:-

3.2.1 by the payment in cash on Completion of the Cash Consideration ((pound)29,881,061.08) subject to the Retention;
3.2.2 by the allotment on Completion of the Consideration Shares credited as fully paid; and
3.2.3      by the issue on Completion of the Loan Notes.

3.3        Entitlement to consideration
           The Consideration shall belong to the Vendors in the form and in the amounts set opposite their respective names in columns (3), (4) and
           (5) of Schedule 1.

4.         WAIVERS OF PRE-EMPTION
           ----------------------

           Each of the Vendors hereby waives all rights of pre-emption or other rights over any of the Shares conferred on him either by the articles of association of the Company or in any other way.

5.         COMPLETION
           ----------

5.1        Time and location
           Completion shall take place at the offices of the Vendors' Solicitors immediately after signature of this Agreement.

5.2        Vendors' obligations
           At Completion:
5.2.1 each Vendor other than 3i shall in respect of the Shares held by him deliver to the Purchaser each of the documents listed in Part 1 of
           Schedule 6; and
5.2.2 the Vendors other than 3i shall insofar as it is within their respective power so to do procure that all necessary steps are taken properly to effect the matters listed in Part 2 of Schedule 6 at board meetings of the Company and each of the Subsidiaries and the Warrantors shall deliver to the Purchaser duly signed minutes of all such board meetings;
5.2.3 3i shall deliver to the Purchaser the share certificate relative to its shareholdings in the Company together with a duly executed stock transfer form in favour of the Purchaser in respect of such shareholdings.
5.2.4 each of the Vendors named in Part 5 of Schedule 6 shall deliver to the Purchaser a letter in the form set forth in Part 5 of Schedule 6.

5.3        Purchaser's obligations
           Subject to the Vendors complying with their obligations under sub-clause 5.2 the Purchaser shall at Completion:

5.3.1 procure that all necessary steps are taken properly to effect the matters listed in Part 3 of Schedule 6 at a board meeting of the Purchaser;
5.3.2      deliver to the Vendors each of the documents listed in Part 4 of
           Schedule 6;
5.3.3 pay or procure the payment of the sum of (pound)29,425,142.08 by way of electronic transfer in immediately available funds to the Vendors'

           Solicitors who are irrevocably authorised by the Vendors to receive the same and whose receipt shall be an effective discharge of the Purchaser's obligation to pay such sum and the Purchaser shall not be concerned to see the application of such sum;
5.3.4 pay or procure the payment into the Escrow Account of the sum of(pound)455,919 by way of electronic payment in immediately available funds.

5.4        Pending Registration
           Each of the Vendors (other than 3i in respect of Clause 5.4.4) hereby declares that during the period of three calendar months following Completion and for so long as he remains the registered holder of any of the Shares after Completion he will:-

5.4.1 stand and be possessed of the Shares and the dividends and other distributions of profits or surplus or other assets in respect thereof (other than the Pre Completion Dividends) and all rights arising out of or in connection therewith in trust for the Purchaser;
5.4.2 deal with and dispose of the Shares, and all such dividends, distributions and rights attaching to the Shares as the Purchaser may reasonably direct and at its cost;
5.4.3 at the request of the Purchaser and at its cost vote at all meetings which he shall be entitled to attend as the holder of the Shares in such manner as the Purchaser may reasonably direct; and
5.4.4 if so requested by the Purchaser and at its cost, execute all instruments of proxy or other documents which the Purchaser may reasonably require and which may be necessary or desirable to enable the Purchaser to attend and vote at any such meeting.

6.         COMPLETION ACCOUNTS
           -------------------

6.1        Preparation of Completion Accounts
6.1.1 Forthwith after Completion, the Purchaser shall procure the preparation by the Company of a draft of the Completion Accounts and statement of Adjusted Net Assets for the Group as at the close of business on the date of Completion and the Purchaser shall submit them to each of the Vendors for review within 90 days after Completion.
6.1.2 If the Purchaser shall fail to procure the preparation of accounts in accordance with sub-clause 6.1.1, the Vendors may procure the same at the Purchaser's expense.

6.1.3 The Completion Accounts shall consist of a consolidated balance sheet for the Company as at the close of business on the date of Completion and a consolidated profit and loss account for the Company in respect of the Pre-Completion Period and the Completion Accounts shall be prepared in accordance with the principles set out in Schedule 5.
6.1.4 Unless within 15 Business Days after receipt of the draft Completion Accounts and draft statement of Adjusted Net Assets pursuant to sub-clause 6.1.1 either of the Vendors' Representatives notifies the Purchaser in writing of any disagreement or difference of opinion relating to the draft Completion Accounts and draft statement of Adjusted Net Assets, the parties shall be deemed to have accepted and agreed the Completion Accounts and statement of Adjusted Net Assets.
6.1.5      If within the period of 15 Business Days referred to in sub-clause
           6.1.4 either of the Vendors' Representatives notifies the Purchaser of any disagreement or difference of opinion relating to the draft Completion Accounts and statement of Adjusted Net Assets ("Notice of Disagreement") and if they are able to resolve such disagreement or difference of opinion within 15 Business Days of the Notice of Disagreement, the parties shall be deemed to have accepted and agreed such accounts and statement of Adjusted Net Assets.
6.1.6 If the parties are unable to reach agreement within 15 Business Days of the Notice of Disagreement, the matter in dispute shall be referred to the decision of an independent chartered accountant (the "Independent Accountant") to be appointed (in default of nomination by agreement between the Vendors and the Purchaser within 7 Business
           Days) by the President for the time being of the Institute of Chartered Accountants in Scotland.
6.1.7 The Independent Accountant shall act as an expert and not as an arbitrator, the Arbitration Act 1996 shall not apply and his decision shall (in the absence of manifest error) be final and binding on the Vendors and the Purchaser. The costs of the Independent Accountant shall be apportioned between the Vendors and the Purchaser as the Independent Accountant shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Accountant.
6.1.8 The Purchaser shall procure that the Vendors and the Independent Accountant are given access to all the relevant books, records and accounts of the Company and the Purchaser agrees that the Company's officers and employees shall be at liberty to disclose to the Vendors any information and copies of any documents which they receive by virtue of this clause for the purposes of reviewing the Completion Accounts.

6.1.9.1 The Purchaser shall procure that SSCO pays the dividend set out at paragraphs 5 and 6 of Schedule 9 to shareholders on the register of SSCO as at midnight on 2nd May 2001 within 7 Business Days after agreement or determination of the Adjusted Net Assets in terms of Clause 7.
6.1.9.2 Each Vendor hereby waives any entitlement to interest on the dividend referred to in Clause 6.1.9.1 pursuant to the articles of association of SSCO and hereby releases SSCO from any liability in respect thereof.

7.         ADJUSTMENT OF CONSIDERATION
           ---------------------------

7.1 The Consideration shall be adjusted after Completion in accordance with the following provisions of this Clause 7.

7.2.1 If the Adjusted Net Assets are less than (pound)54,329,000 the Consideration shall be reduced by the amount of the deficiency.
7.2.2 If the Adjusted Net Assets are greater than (pound)54,329,000 the Consideration shall be increased by the amount of the excess.

7.3 Any reduction in the Consideration pursuant to the provisions of Clause 7.2.1 up to(pound)1,000,000 shall be paid to the Purchaser:-

           (a) as to 45.5919% thereof out of the Retention together with the interest thereon (and the balance of the Retention (if any) together with the interest thereon shall be paid to the Vendors) and;

           (b) as to 54.4081% thereof by way of a pro rata abatement of payments due under the Loan Notes such abatement not exceeding (pound)544,081 in nominal value;

           and the Warrantors shall be severally liable (in the proportions set out in column (7) of Schedule 1) to pay the Purchaser the amount by which any such reduction in the Consideration exceeds
           (pound)1,000,000.

7.4 If the Consideration is increased pursuant to Clause 7.2.2 the Retention (together with the interest thereon) shall be released to the Vendors and the amount of the increase shall be paid or satisfied by the Purchaser in each case within 7 Business Days after the amount of the increase shall have been agreed or determined in accordance with Clause 6. Any such increase up to and including the sum of (pound)500,000 shall be paid in cash but subject thereto if any such increase shall exceed the sum of (pound)500,000 the whole of such increase shall be paid or satisfied in the form and in the proportions in which the Vendors receive the Consideration as set out in Columns (3), (4) and (5) respectively of Schedule 1.

7.5 The Purchaser acknowledges that the split of the Consideration amongst the Vendors may be adjusted in accordance with the Ratchet Adjustment Agreement.

8.         CONSIDERATION SHARES AND LOAN NOTES
           -----------------------------------

8.1 Each Vendor acknowledges and agrees that the Loan Notes will be issued to the Vendors without registration under the Securities Act and the Loan Notes may not be offered for sale, sold or otherwise transferred in the absence of such registration or an exemption therefrom.

8.2 Each Vendor, entitled to receive Loan Notes hereunder by reason of his business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment represented by the Loan Notes is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Each of such Vendors had read the Purchaser's 1999 Annual Report and proxy statement for its 2000 Annual Meeting of Stockholders together with the Purchaser's Quarterly Reports on Form 10-Q for the first three quarters of 2000 as filed with the SEC and the Purchaser's Reports on Form 8-K filed with the SEC on 16th June 2000, 18th January 2000 and 5th, 8th and 9th March 2000 and each of such Vendors has been given a full opportunity to ask questions of and to receive answers from representatives of the Purchaser concerning the terms of the Loan Notes, the business of the Purchaser and such other information as he desired in order to evaluate an investment in the Loan Notes, and all such questions have been answered to the full satisfaction each of such Vendor.

8.3 If the number of Consideration Shares which falls to be issued to any Vendor hereunder is less than a whole number the number shall be rounded down and the Purchaser shall make up in cash the deficit in the amount of the Consideration due to that Vendor calculated by reference to the agreed value of the Consideration Shares.

9.         WARRANTIES
           ----------

9.1        Extent of Warranties
           In consideration of the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement, the Warrantors hereby:

9.1.1 in relation to the Company and each of the Subsidiaries warrant to the Purchaser in the terms set out in Schedule 4;
9.1.2 in the event of any breach or non-fulfilment of any of the Warranties relating to Vessel Claims or Claims under paragraphs 7.2.1, 11.1, 11.2, 11.3 of Part 1 of Schedule 4 and paragraphs 22.1 and 22.3 of
           Part 4 of Schedule 4, undertake to the Purchaser that the Warrantors will on demand pay to the Purchaser:

           (a) the full amount of any shortfall or diminution in the value of any assets of the Company or any of the Subsidiaries and an amount equal to any other loss suffered or incurred by the Purchaser, the Company or any of the Subsidiaries as a result of or in relation to any act, matter, thing or circumstance constituting a breach or non-fulfilment of any of the Warranties referred to in Clause 9.1.2 (other than loss of profits and consequential damage covered by insurance); and
           (b) all proper costs and expenses suffered or incurred by the Purchaser, the Company, any of the Subsidiaries or any such successor directly or indirectly as a result of or in relation to any breach or non-fulfilment of any of the Warranties referred to in Clause 9.1.2.

9.2        Obligation to make enquiries
           Where any of the Warranties is made or given "so far as the Warrantors are aware", such Warranty shall be deemed to be given to the best of the knowledge, information and belief individually or collectively of any one or more of the Warrantors after making due and careful enquiries into the subject matter of that warranty of each other before giving such warranty and the knowledge, information and belief of any one of the Warrantors shall be imputed to the remaining Warrantors.

9.3        Information supplied by the Company and Subsidiaries
           Any information supplied by or on behalf of the Company or on behalf of any of the Subsidiaries (or by any officer, employee or agent of any of them) to the Warrantors in connection with the Warranties, the Indemnities or the Tax Deed or the information Disclosed in the

           Disclosure Documents shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Warrantors and the Warrantors hereby undertake to the Purchaser that, save in the case of fraud by any such person, to waive any and all claims which they might otherwise have against the Company or any of the Subsidiaries or against any officer, employee or agent of any of them in respect of such claims but so that this shall not preclude any Warrantor from claiming against any other Warrantor under any right of contribution or indemnity to which he may be entitled.

9.4        Separate and independent warranties
           Each of the Warranties set out in the separate paragraphs of Schedule 4 shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other such Warranty or by anything in this Agreement, the Disclosure Documents or the Tax Deed.

9.5        No Set-Off
           Save only in the circumstances provided for in Clause 7, the Company shall not be entitled to deduct from the principal which would otherwise be payable on redemption of the Loan Notes any sum which it is entitled to retain or deduct pursuant to this Agreement.

 9.6       Purchaser Warranty
           The Purchaser warrants to and with the Vendors the following:-

9.6.1 Authorisation; Enforceability: The signature, execution and performance of this Agreement and all ancillary documents by the Purchaser and the transactions contemplated hereby and thereby have been duly authorised and are within the power of the Purchaser and (assuming due execution by the other parties thereto) constitute binding obligations enforceable against the Purchaser in accordance with their terms.

9.6.2 Issuance of Shares: Registration of Shares: The Consideration Shares are duly authorised and, upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to pre-emptive rights of securityholders of the Purchaser. The Purchaser represents and warrants that (i) the Purchaser's Registration Statement No. 333-53320 on Form S-4 ("the Registration Statement") is effective as of the date hereof as to the issuance of the Consideration Shares

           (ii) the Registration Statement (including the prospectus contained therein) complied as of the filing date and complies as of the date hereof in all material respects with the requirements of the Securities Act of 1933, as amended ("the Securities Act") and the rules and regulations of the Securities and Exchange Commission ("the SEC") promulgated thereunder applicable to the Registration Statement, and except for any statements or omissions from the Registration Statement based upon information furnished to the Purchaser by any Vendor specifically for use therein the Registration Statement did not contain, at the time it was filed with the SEC, and does not contain as of the date hereof, any untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Consideration Shares, upon their issuance, will be freely transferable except as Rule 145 promulgated under the Securities Act may otherwise provide. The class of Purchaser's securities that includes the Consideration Shares is listed on the New York Stock Exchange.
9.6.3 No Conflicts: The execution, delivery and performance of this Agreement and all ancillary documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation or by-laws of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or otherwise result in an adverse change in the terms currently in effect under, any agreement, indenture or instrument to which the Purchaser or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including any securities laws and regulations) applicable to the Purchaser or any of its subsidiaries or by which any property or asset of the Purchaser or any of its subsidiaries is bound or affected. Except as specifically contemplated by this Agreement or as required under any applicable securities laws, the Purchaser is not required to obtain any consent, authorisation or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under this Agreement and all ancillary documents in accordance with their respective terms.
9.6.4 The Purchaser has filed all required reports, schedules, forms, statements and other documents with the SEC since 31st December 1999 ("the SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
9.6.5 The audited and unaudited consolidated balance sheets and the related consolidated statements of earnings, stockholders' equity and cash flows, and the related notes thereto included in the SEC Documents (collectively the "Seacor Financial Statements") have been prepared in accordance with U.S. Generally Accepted Accounting Principles applied on a basis consistent with prior periods, and present fairly the financial position of the Purchaser and its subsidiaries at the dates of the balance sheets included therein and the related results of operations and cash flows for the periods then ended, except, in the case of unaudited consolidated balance sheets and related consolidated unaudited statements of earnings and cash flows, of the Purchaser and its subsidiaries included in the SEC Documents, as permitted by Rule 10.01 of Regulations S-X of the SEC. The unaudited Seacor Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. None of the Purchaser or its affiliates has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except (i) as and to the extent reflected on the most recently dated balance sheet included in the Seacor Financial Statements ("the Seacor Latest Balance Sheet"), (ii) as may have been incurred or may have arisen since the date of the Seacor Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) as permitted by this Agreement.
9.6.6 Absence of Certain Changes: Since 1st January 2001 there has been no material adverse change and no material adverse development in the business, properties, operations, financial conditions, results of operations of the Purchaser and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents or the 31st December 2000 financial statements of the Purchaser.
9.6.7 Absence of Litigation: Other than as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self regulatory organisation or body pending or, to the knowledge of the Purchaser threatened against or affecting the Purchaser or any of its subsidiaries, of a nature which would be required to be disclosed in the SEC Documents pursuant to applicable securities laws and regulations.

9.7        Vendors Warranty
9.7.1      Each Vendor other than 3i warrants to the Purchaser that such Vendor
           (1) is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the 1933 Act (as defined) and has executed this Agreement outside the United States and/or (2) is an "Accredited Investor" as defined in Rule 601(a) of Regulation D promulgated under the Securities Act.
9.7.2 3i Warrants to the Purchaser that it is an "Accredited Investor" as defined in Rule 501(a) of Regulation B promulgated under the Securities Act.

9.8        Purchaser Covenants
9.8.1 The Purchaser agrees to use its best efforts to provide for the election of James Cowderoy as a member of the Board of Directors of the Purchaser no later than the date of the regularly scheduled meeting of the Purchaser's Board of Directors first succeeding that date that is 21 days following the date of Completion.
9.8.2 Effectiveness of Registration Statement; Disclosure of Material Changes. The Registration Statement will be effective upon the issuance of the Consideration Shares as of the Completion Date. The Purchaser shall use its best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times through to the Completion Date.
9.8.3 Compliance with Rule 145: The Purchaser agrees that if the stock certificates evidencing the Consideration Shares are legended with a restrictive legend in connection with Rule 145(d) of the Securities Act, upon presentation of a legal opinion along with such other documentation as the Purchaser or the transfer agent for the common stock of the Purchaser may reasonably request, the Purchaser will promptly provide such transfer agent with instructions to promptly remove the restrictive legend in connection with the sale of such Consideration Shares in compliance with Rule 145(d).

10.        LIMITATION OF VENDORS' LIABILITY
           --------------------------------

10.1       Limitations on Warrantors' liability
           The liability of the Warrantors in respect of any claim under the Warranties shall be limited as provided in Schedule 7 but so that the limitations on the liability of the Warrantors under this sub-clause
           10.1 and Schedule 7 shall not apply in relation to the Warranties set out in paragraph 2.3.1 of Schedule 4.

10.2       Exclusions from Clause 10
           Notwithstanding any other provision of this Agreement, the provisions of this Clause 10 and Schedule 7 shall not apply to any claim made against the Warrantors in the case of any fraud or dishonesty by or on behalf of all or any of the Warrantors provided that each Warrantors shall be solely responsible for his own fraudulent or dishonest acts.

10.3       Limitations on the Liability of 3i
           The liability of 3i in respect of any matter under this Agreement, in the absence of fraud or dishonesty shall not exceed such proportion of the Consideration payable to 3i as may be adjusted as provided in Clause 7.

11.        PROTECTION OF GOODWILL
           ----------------------

11.1       Covenants
           As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Group and as a constituent part of the sale of the Shares, each Restricted Warrantor hereby undertakes to the Purchaser (contracting for itself and on behalf of the Company and of each of the Subsidiaries and for any successor in title to the Shares or to part or all of the Business) that (except as a director or employee of the Company or of any of the Subsidiaries or with the written consent of the Purchaser) he shall not whether on his own behalf or with or on behalf of any person and whether directly or indirectly by any or person or business controlled by them or any Connected Person:

           11.1.1 For a period of 3 years from Completion carry on or be employed, engaged, concerned, interested or in any way assist within the United Kingdom any business which may in any way be in competition with all or part of the Business provided that nothing in this sub-clause 12.1.1 shall prevent a Restricted Warrantor from holding for investment purposes only any units of an authorised unit trust and/or not more than five % of any class of the issued share or loan capital of any company quoted on a recognised investment exchange (as defined in the Financial Services Act 1986);
           11.1.2 For a period of 3 years from Completion canvass, solicit or approach or cause to be canvassed, solicited or approached (in relation to a business which may in any way compete with all or part of the Business) the custom of any person who at any time during the 12 months preceding Completion shall have been a client or customer [or joint venture partner] of the Company or of any of the Subsidiaries;
           11.1.3 For a period of 3 years from Completion in relation to a business which may in any way compete with all or part of the Business provide or seek to provide services to any person who at any time during the 12 months preceding Completion shall have been a client or customer of the Company or of any of the Subsidiaries;
           11.1.4 For a period of 3 years from Completion interfere or seek to interfere or take such steps as may interfere with supplies to the Company and/or any of the Subsidiaries from any suppliers who shall have been supplying goods or services to the Company or to any of the Subsidiaries for use in connection with the Business at any time during the period of 12 months prior to the date of Completion;
           11.1.5 For a period of 3 years from Completion offer employment to or employ or offer to conclude any contract of services with employees of the Company or of any of the Subsidiaries employed in a managerial, supervisory or sales capacity or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any such employees of the Company or of any of the Subsidiaries to terminate their employment with the Company or any of the Subsidiaries; or
           11.1.6 at any time after Completion use as a trade or business name or mark or carry on a business under a title containing the word(s) "Stirling Shipping Company" or "Stirling" in conjunction with any word which has a maritime connotation or any other word(s) which is(are) deliberately calculated to resemble the same provided that nothing in this sub-clause shall prevent a Demerged Company from using the names STIRLING CLYDE and STIRLING FORTH on those named vessels transferred as part of the Demerger so long as such vessels are owned by a Demerged Company and are managed by a member of the Group or the Purchaser's Group.

           Each undertaking contained in this sub-clause 11.1 shall be read and construed independently of the other undertakings herein as an entirely separate and severable undertaking.

11.2 Notwithstanding the provisions of this Clause 11, nothing in this Clause 11 shall prevent any of the Restricted Warrantors from being a member, officer or an employee of Harrisons (Clyde) Limited or the Demerged Companies provided that none of Harrisons (Clyde) Limited or the Demerged Companies competes with the Business.

11.3       Severability of covenants
           Whilst the undertakings in sub-clause 11.1 are considered by the parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope, the said undertakings shall apply with the minimum modifications necessary to make them valid and effective.

12.        ANNOUNCEMENTS
           -------------

12.1       Restrictions on announcements
           No press conference, announcement or other communication concerning the transactions referred to in this Agreement, shall be made or despatched by the Vendors on the one hand or the Purchaser on the other hand or their agents, employees or advisers to any third party without the prior written consent of Purchaser or James Cowderoy (as the case may be) save as may be required by law, court order or any regulatory authority including the SEC.

12.2       Time limit
           The restrictions contained in this Clause 12 shall continue to apply after Completion without limit in time.

13.        FURTHER ASSURANCE
           -----------------

13.1 The Vendors (other than 3i) shall, from time to time on being reasonably required to do so by the Purchaser, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Purchaser as the Purchaser may reasonably consider necessary for giving full effect to this Agreement and securing to the Purchaser the full benefit of the rights, powers and remedies conferred upon the Purchaser in this Agreement at the cost and expense of the Vendors.

13.2 3i shall do all such acts and execute all such documents in a form reasonably satisfactory to the Purchaser as shall be necessary to effectively transfer to the Purchaser the number of Shares held by 3i and to deliver to the Purchaser the share certificates relative thereto.

14.        ASSIGNMENT
           ----------

14.1       Limited assignment
           No party may assign the benefit of this Agreement whether absolutely or by way of security except with the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed, (provided that the Purchaser may assign the benefit of this Agreement to any member of the Purchaser's Group without any such consent on terms that if such member leaves the Purchaser's Group it will reassign the benefit of the Agreement to the Purchaser or to another member of the Purchaser's Group) and any purported assignment in contravention of this clause shall be ineffective.

14.2       Successors in title
           Subject to sub-clause 14.1, this Agreement shall be binding upon and enure for the benefit of the personal representatives and assigns and successors in title of each of the parties and references to the parties shall be construed accordingly.

15.        ENTIRE AGREEMENT: REMEDIES
           --------------------------

15.1       Entire agreement
15.1.1 This Agreement together with the Tax Deed and the Disclosure Letter and any other documents in agreed terms constitutes the whole and only agreement between the parties relating to the subject matter hereof and supersedes and extinguishes any prior drafts, previous agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing between the parties, in connection with the subject matter hereof.
15.1.2 The Purchaser agrees and acknowledges that it does not enter into this Agreement in reliance on any warranty, representation, undertaking, stipulation or agreement other than those contained in this Agreement.

15.2       Remedies
15.2.1 Subject to Clause 15.2.2, the rights of the Purchaser under this Agreement are independent, cumulative and without prejudice to all other rights available to it.
15.2.2 The Purchaser agrees and acknowledges that its only remedies in respect of any matter which renders any of the Warranties incorrect or inconsistent with any of them are in breach of contract in respect of the Warranties concerned.
15.2.3 The Purchaser further agrees and acknowledges that it has no right to rescind this Agreement either for breach of contract or for negligent or innocent misrepresentation.
15.2.4 Without prejudice to the generality of the foregoing, the Purchaser waives any right or remedy it may have against the Vendors in respect of any statement (whether oral or written) of fact or opinion whatsoever, including any untrue or misleading statement, Warranty or representation, expressed or implied, made to the Purchaser or its agents, officers or employees during the negotiation of or otherwise in connection with this Agreement save for any Warranty, representation or undertaking expressly contained in this Agreement.

15.3       Non-exclusion of fraud
           Nothing in this Agreement, the Tax Deed or any other document in agreed terms shall be read or construed as excluding any liability or remedy as a result of fraud.

16.        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
           --------------------------------------------

           Unless expressly provided in this Agreement no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

17.        WAIVER, VARIATION AND RELEASE
           -----------------------------

17.1       No waiver by omission, delay or partial exercise
           No omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law (as allowed by this Agreement) or under this Agreement.

17.2       Specific waivers to be in writing
           Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

17.3       Variations to be in writing
           No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each party.

17.4       Non-release of all Vendors
           Any liability to the Purchaser under this Agreement or under the Tax Deed (when executed) may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Vendors or Warrantors under such liability without in any way prejudicing or affecting its rights against any other or others of the Vendors or Warrantors under the same or like liability, whether joint or several or otherwise.

18.        COSTS AND EXPENSES
           ------------------

18.1       Payment of costs
           Save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

18.2       Company and Subsidiaries to pay no costs
           For the avoidance of doubt, neither the Company nor any of the Subsidiaries shall pay any legal or other professional charges and expenses in connection with any investigation of the affairs of the Group or the negotiation, preparation, execution and carrying into effect of this Agreement or the Demerger save for the costs of the Demerger and the costs of Noble Grossart Limited which are taken into account in the Completion Accounts.

19.        NOTICES
           -------

19.1       Form of notices
           Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid post or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

19.2       Address and facsimile
           Such communication shall be sent to the address of the relevant party referred to in this Agreement or the facsimile number set out below or to such other address or facsimile number as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

           3i Group plc (for the attention of Philip Riman): facsimile number:
           0121 609 3643

           Vendors' Representative for the Vendors other than 3i- facsimile number: 0141 352 5601

           Copy to: Morag McNeill, McGrigor Donald - facsimile number: 0131 226 7700

           Purchaser - facsimile number: 001 212 582 8522. For the attention of Randall Blank.

           Copies to:
           Alice Gran - facsimile number: 020 7404 1301
           Purchaser's Solicitors (for the attention of S.M. Alais) - facsimile number: 020 7831 7454

19.3       Deemed time of service
           A communication shall be deemed to have been served:
19.3.1 if delivered by hand at the address referred to in sub-clause 19.2, at the time of delivery;
19.3.2 if sent by first class pre-paid post to the address referred to in sub-clause 19.2, at the expiration of two clear days after the time of posting; and
19.3.3 if sent by facsimile to the number referred to in sub-clause 19.2, at the time of completion of transmission by the sender.

           If a communication would otherwise be deemed to have been delivered outside normal business hours in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

19.4       Proof of service
           In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or that the facsimile was despatched and a confirmatory transmission report received.

19.5       Change of details
           A party may notify the other parties to this Agreement of a change to its name, relevant person, address or facsimile number for the purposes of sub-clause

19.1       Provided that such notification shall only be effective on:

19.5.1 the date specified in the notification as the date on which the change is to take place; or
19.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

19.6       Notice to Vendors
           Notice given to the Vendors' Representatives shall be deemed to be notice to all of the Vendors. Any notice to be given by the Vendors shall be sufficiently given on behalf of them all by the Vendors' Representatives.

19.7       Non-applicability to Proceedings
           For the avoidance of doubt, the parties agree that the provisions of this Clause 19 shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

20.        DEFAULT INTEREST
           ----------------

20.1       Interest on late payment
           If a party which is required to pay any sum under this Agreement fails to pay any sum payable by it under this Agreement on the due date for payment (the "defaulting party"), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgment) in accordance with this clause.

20.2       Amount
           The defaulting party shall pay interest at the rate which is the aggregate of 2% per annum and the base rate from time to time of Barclays Bank plc.

20.3       Basis of payment
           Interest under this clause shall accrue from day to day and shall be paid by the defaulting party on demand.

21.        COUNTERPARTS
           ------------

21.1       Execution in counterparts
           This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

21.2       One agreement
           Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same agreement.

22.        INVALIDITY
           ----------

           Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

23.        AGREEMENT TO CONTINUE IN FULL FORCE AND EFFECT
           ----------------------------------------------

           This Agreement together with the Tax Deed shall to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

24.        CONFIDENTIALITY
           ---------------

24.1       Prohibition on disclosure
           Each of the Vendors hereby undertakes with the Purchaser that he shall both during and for a period of 3 years after the term of this Agreement preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for his own or any other purposes Confidential Information except:
24.1.1     in the circumstances set out in sub-clause 24.2;
24.1.2     to the extent otherwise expressly permitted by this Agreement;
24.1.3     with the prior consent in writing of the Purchaser;
24.1.4 in the case of 3i it may disclose Confidential Information to such of its employees and directors (and those of any of its wholly owned subsidiaries) who it considers need to know this information.
24.2       Permitted disclosures
           The circumstances referred to in sub-clause 24.1.1 are:
24.2.1 where the Confidential Information, before it is furnished by any of the Vendors, is in the public domain;
24.2.2 where the Confidential Information, after it is furnished by any of the Vendors, enters the public domain otherwise than as a result of
           (i) a breach by any of the Vendors of its obligations in this Clause 24 or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation and any of the Vendors is aware of such breach;
24.2.3 if and to the extent the Vendors make disclosure of the Confidential Information to any person:

           (a) in compliance with any requirement of any applicable law, court order or regulatory body; or

           (b) in order to obtain tax or other clearances or consents from the Inland Revenue or other relevant taxing or regulatory authorities.

           Provided that any such information disclosable pursuant to paragraphs
           (a) or (b) of sub-clause 24.2.3 shall be disclosed only to the extent required by law, court order or regulatory body and then only after consultation with the Purchaser, provided always that this obligation of consultation shall not apply unless such consultation is permissible in accordance with such requirements.

24.3       No time limit
           The restrictions contained in this clause shall continue to apply after Completion without limit in time.

25.        GOVERNING LAW AND JURISDICTION
           ------------------------------

25.1       English law
           This Agreement shall be governed by and construed in accordance with English law.

25.2       Courts of England and Wales
           The parties to this Agreement irrevocably agree that, for the exclusive benefit of the Purchaser, the courts of England shall have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

25.3       Service of proceedings
           The Purchaser irrevocably appoints the Purchaser's Solicitors as its process agent to receive on its behalf service of any process in any proceedings in England. Such service shall be deemed completed on delivery to the process agent, (marked for the attention S.M. Alais) whether or not such process is forwarded to and received by the Purchaser. If for any reason such process agent ceases to be able or willing to act as process agent, the Purchaser irrevocably agrees to appoint another firm of English solicitors as a substitute process agent and to deliver to the other parties a copy for the new process agent's acceptance of that appointment within 30 days of such acceptance.

IN WITNESS whereof the parties hereto have executed this Agreement as a Deed and delivered it the day and year first above written

                                   SCHEDULE 1
                                   ==========
                                   THE VENDORS
Name and Address:

Iain Victor Robinson  Harrison
Craighat, Killearn, Glasgow G63 9QL

Fabienne Harrison
Craighat, Killearn, Glasgow G63 9QL

Patrick Charles Lorne Harrison
10 Bowmont Gardens, Glasgow, Strathclyde G12 9LW

James Anthony Frank Cowderoy
The Glassert, Lochard Road, Aberfoyle, Stirling , Perthshire FK8 3TJ

Iona Cowderoy
The Glasset, Lochard Road, Aberfoyle, Stirling, Perthshire FK8 3TJ

Douglas Harrison
Ballabeg, Dykehead, Port of Monteith

Nigel Harrison
36 Greenville Road, Katonah, NY 10536, USA

Gerald Harrison
Craighat, Killearn, Glasgow G63 9QL

Kenneth Malcolm Macdonald
15 Roebank Road, Beith, Ayrshire KT15 2DX

Mary Macdonald
15 Roebank Road, Beith, Ayrshire KT15 2DX

David George Baird
19 Blackwood Avenue, Newton Mearns, Glasgow , Lanarkshire G77 5JY

Alison Baird
19 Blackwood Avenue, Newton Mearns, Glasgow, Lanarkshire G77 5JY

William Briggs Lauchlan
Elmgrove, Kilbride Avenue, Dunoon, Argyll PA23 7LH

Inge Lauchlan
Elmgrove, 6 Kilbride Avenue, Dunoon, Argyll PA23 7LH

Kenneth Cadenhead
6 Kinnoul Lane, Glasgow G12 9HF

Lesley Cadenhead
6 Kinnoul Lane, Glasgow G12 9HF

3i Group plc
91 Waterloo Road, London SE1

SCHEDULE 1
                                                                                                                         CONSID-
                  TYPE AND NUMBER OF SHARES HELD                              CASH                                       ERATION
                  ----------------------------------------------            PAYABLE IN              LOAN NOTES          SHARES IN
Name               Ordinary  A Ordinary    B Ordinary      Total              TOTAL              (pound) IN TOTAL         TOTAL
                                                                              -----              ----------------         -----
IVR Harrison           8848           -            -        8848         (pound)12,028.49                 (pound)0         18703
F Harrison             9505           -            -        9505        (pound)688,253.53                 (pound)0           351
P Harrison            93965           -         6629      100594             (pound)45.58         (pound)6,077,059         38993
J Cowderoy           108052           -         6632      114684             (pound)17.03         (pound)6,812,757         47832
I Cowderoy            23753           -         1655       25408      (pound)1,871,881.90                 (pound)0             0
D Harrison           103570           -            -      103570      (pound)6,443,834.54                 (pound)0         34682
N Harrison            89622           -            -       89622      (pound)4,666,520.07           (pound)747,706         34741
G Harrison            89471           -            -       89471      (pound)4,657,413.85           (pound)747,706         34682
K Macdonald            1233           -          742        1975          (pound)2,745.71                 (pound)0          4173
M Macdonald            3110           -         5887        8997        (pound)660,132.80                 (pound)0            79
D Baird                3987           -         2868        6855             (pound)43.68           (pound)283,714          6468
A Baird                6075           -         3761        9836        (pound)724,646.98                 (pound)0             0
W Lauchlan              910           -          826        1736          (pound)2,413.93                 (pound)0          3668
I Lauchlan             3433           -         4477        7910        (pound)580,426.63                 (pound)0            68
K Cadenhead            5365           -            -        5365        (pound)322,182.73                 (pound)0          2136
L Cadenhead             145           -            -         145         (pound)10,682.58                 (pound)0             0
3i - Ord                  -      152914            -      152914      (pound)9,237,791.05                 (pound)0         59276
                          -      ------            -      ------      -------------------                 --------         -----
Total                551044      152914        33477      737435     (pound)29,881,061.08     (pound)14,668,942.00        285852
                                 % OF
                    % OF         TOTAL            CASH                    LOAN                    CASH
Name                TOTAL        CONSID.          CONSID. IN              NOTES IN                PAYABLE ON
                    CONSID.      EXC 3i           ESCROW                  ESCROW                  CLOSING
                    -------      ------           ------                  ------                  -------
IVR Harrison         1.20%        1.51%       (pound)11,998.35              (pound)0                (pound)30.14
F Harrison           1.29%        1.63%       (pound)12,889.27              (pound)0           (pound)675,364.25
P Harrison          13.64%       17.21%            (pound)0.67        (pound)136,410                (pound)44.91
J Cowderoy          15.55%       19.62%            (pound)0.44        (pound)155,517                (pound)16.59
I Cowderoy           3.45%        4.35%       (pound)34,454.56              (pound)0         (pound)1,837,427.34
D Harrison          14.04%       17.72%      (pound)140,446.28                     -         (pound)6,303,388.27
N Harrison          12.15%       15.33%            (pound)0.07        (pound)121,532         (pound)4,666,520.00
G Harrison          12.13%       15.31%            (pound)0.30        (pound)121,327         (pound)4,657,413.54
K Macdonald          0.27%        0.34%        (pound)2,678.20              (pound)0                (pound)67.51
M Macdonald          1.22%        1.54%       (pound)12,200.40              (pound)0           (pound)647,932.40
D Baird              0.93%        1.17%            (pound)0.73          (pound)9,295                (pound)42.95
A Baird              1.33%        1.68%       (pound)13,338.12              (pound)0           (pound)711,308.85
W Lauchlan           0.24%        0.30%        (pound)2,354.11              (pound)0                (pound)59.83
I Lauchlan           1.07%        1.35%       (pound)10,726.37              (pound)0           (pound)569,700.26
K Cadenhead          0.73%        0.92%        (pound)7,275.22                     -           (pound)314,907.51
L Cadenhead          0.02%        0.02%          (pound)196.63                     -            (pound)10,485.95
3i - Ord            20.74%        0.00%      (pound)207,359.29                     -         (pound)9,030,431.76
                    ------        -----      -----------------                     -         -------------------
Total               100.0%       100.0%      (pound)455,919.00        (pound)544,081        (pound)29,425,142.08


                                   SCHEDULE 2
                                   ==========
                                     PART 1
                                     ------
                                   The Company

1.         Registered Number:                        SC212855

2.         Date of Incorporation:                    15th November 2000

3.         Place of Incorporation:                   Scotland

4.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

5.         Class of Company:                         Private

6.         Authorised Share Capital:           (pound)820,683

7.         Issued Share Capital:               (pound)820,683  comprising
                                                      152,914 A Ordinary Shares of (pound)1 each
                                                      33,477 B Ordinary Shares of (pound)1 each
                                                      551,044 Ordinary Shares of (pound)1 each
                                                      83,248 Deferred Shares of (pound)1 each

8.         Loan Capital:                             None

9.         Accounting Reference Date:                30th November

10.        Directors:
           Full Name                Usual Residential Address                   Nationality

           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
           Iain Harrison            Craighat, Killearn, Glasgow G63 9QL         British
           Patrick Harrison         10 Bowmont Gardens, Glasgow, G12 9LW        British
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle       British
                                    Stirling FK8 3TJ

11.        Secretary:
           David Baird              19 Blackwood Avenue, Newton Mearns,
                                    Glasgow G77 5JY


12.        Auditors:                Ernst & Young, 50 George Square,
                                    Glasgow G1

13.        Bankers:                 Bank of Scotland, 110 Queen Street,
                                    Glasgow G1 3BY

                                     PART 2
                                     ------
                                The Subsidiaries

1.         Name of Subsidiary:                       Stirling Shipping Company Limited

2.         Registered Number:                        SC159842

3.         Date of Incorporation:                    17th August 1995

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)1,000,000

8.         Issued Share Capital:               (pound) 802,010

           Held by:                                  Stirling Shipping Holdings Limited

9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                 Nationality

           David Baird              19 Blackwood Avenue, Newton Mearns,       British
                                    Glasgow G77 5JY
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle,    British
                                    Stirling FK8 3TJ
           Alastair Farley          Wardley  Farm, Upper Wardley, Milland,    British
                                    Liphook, Hampshire GU30 7LX
           Iain Harrison            Craighat, Killearn, Glasgow G63 9QL       British
           Patrick Harrison         10 Bowmont Gardens, Glasgow G12 9LW       British
           Andrew Salvesen Findrack, Torphins, Aberdeenshire AB31 4LJ         British


12.        Secretary:
           Full Name                Usual Residential Address

           David Baird              19 Blackwood Avenue, Newton Mearns,
                                    Glasgow G77 5JY

13.        Auditors:                         Ernst & Young, 50 George Square,
                                             Glasgow G1

14.        Bankers:                          Bank of Scotland, 110 Queen
                                             Street, Glasgow G1 3BY

1.         Name of Subsidiary:                       Stirling Offshore Limited

2.         Registered Number:                        SC041594

3.         Date of Incorporation:                    8th January 1965

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)2,000,000

8.         Issued Share Capital:               (pound) 831,400

           Held by:                                  Stirling Shipping Company Limited
                                                     424,014 A Ordinary Shares
                                                     407,386 B Ordinary Shares
9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                      Nationality

           David Baird              19 Blackwood Avenue, Newton Mearns,            British
                                    Glasgow G77 5JY
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle,         British
                                    Stirling FK8 3TJ
12.        Secretary:
           Full Name                Usual Residential Address

           David Baird              19 Blackwood Avenue, Newton Mearns,            British
                                    Glasgow G77 5JY
13.        Auditors:                              Ernst & Young, 50 George Square,
                                                  Glasgow G1

14.        Bankers:                               Bank of Scotland, 110 Queen
                                                  Street, Glasgow G1 3BY


1.         Name of Subsidiary:                       Stirling Marine Limited

2.         Registered Number:                        SC108613

3.         Date of Incorporation:                    11th January 1988

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)334,000

8.         Issued Share Capital:                (pound)334,000

           Held by:                                  Stirling Shipping Company Limited
                                                     334,000 Ordinary Shares

9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                   Nationality

           David Baird              19 Blackwood Avenue, Newton Mearns,           British
                                    Glasgow G77 5JY
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle,        British
                                    Stirling FK8 3TJ
12.        Secretary:
           Full Name                Usual Residential Address

           David Baird              19 Blackwood Avenue, Newton Mearns,           British
                                    Glasgow G77 5JY
13.        Auditors:                                          Ernst & Young, 50 George Square,
                                                              Glasgow G1

14.        Bankers:                                           Bank of Scotland, 110 Queen
                                                              Street, Glasgow G1 3BY


1.         Name of Subsidiary:                       Bruce Marine Limited

2.         Registered Number:                        SC 11094

3.         Date of Incorporation:                    3rd May 1988

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)1,000

8.         Issued Share Capital:                (pound)2

           Held by:                                  Stirling Shipping Company Limited
                                                     2 Ordinary Shares

9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                   Nationality

           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle,      British
                                    Stirling FK8 3TJ
12.        Secretary:
           Full Name                Usual Residential Address

           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
13.        Auditors:                                          Ernst & Young, 50 George Square,
                                                              Glasgow G1

14.        Bankers:                                           Bank of Scotland, 110 Queen
                                                              Street, Glasgow G1 3BY


1.         Name of Subsidiary:                       Haven Shipping Company Limited

2.         Registered Number:                        SC 044380

3.         Date of Incorporation:                    7th March 1967

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)100

8.         Issued Share Capital:               (pound)100

           Held by:                                  IVR  Harrison  and  Stirling   Shipping
                                                     Company Limited (jointly)
                                                     1 Ordinary Share
                                                     Stirling Shipping Company Limited
                                                     99 Ordinary Shares

9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                   Nationality
           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
           Iain Harrison            Craighat, Killern, Glasgow G63 9QL          British
12.        Secretary:
           Full Name                Usual Residential Address

           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
13.        Auditors:                                          Ernst & Young, 50 George Square,
                                                              Glasgow G1
14.        Bankers:                                           Bank of Scotland, 110 Queen
                                                              Street, Glasgow G1 3BY


1.         Name of Subsidiary:                       Stirling Trustees Limited

2.         Registered Number:                        SC160232

3.         Date of Incorporation:                    7th September 1995

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)1,000

8.         Issued Share Capital:               (pound)2

           Held by:                                  Stirling Shipping Company Limited
                                                     2 Ordinary Shares

9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                   Nationality
           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle,      British
                                    Stirling FK8 3TJ
12.        Secretary:
           Full Name                Usual Residential Address
           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY

13.        Auditors:                                          Ernst & Young, 50 George Square,
                                                              Glasgow G1

14.        Bankers:                                           Bank of Scotland, 110 Queen
                                                              Street, Glasgow G1 3BY


1.         Name of Subsidiary:                       Stirling Shipmanagement Limited
                                                     (formerly known as Stirling Ferries
                                                     Limited)

2.         Registered Number:                        SC182248

3.         Date of Incorporation:                    20th January 1998

4.         Place of Incorporation:                   Scotland

5.         Address of Registered Office:             16 Woodside Crescent,
                                                     Glasgow G3 7UT

6.         Class of Company:                         Private

7.         Authorised Share Capital:           (pound)2,000,000

8.         Issued Share Capital:               (pound)2

           Held by:                                  Stirling Shipping Company Limited
                                                     2 Ordinary Shares

9.         Loan Capital:                             None

10.        Accounting Reference Date:                31st December

11.        Directors:
           Full Name                Usual Residential Address                   Nationality
           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY
           James Cowderoy           The Glassert, Lochard Road, Aberfoyle,      British
                                    Stirling FK8 3TJ
           Patrick Harrison         10 Bowmont Gardens, Glasgow G12 9LW         British

           William Briggs           Elmgrove, 16 Kilbride Avenue, Dunoon        British
           Lauchlan                 Argyll PA23 7LH

           Kenneth Malcolm          15 Roebank Road, Beith,                     British
           McDonald                 Ayrshire KA15 2DX

12.        Secretary:
           Full Name                Usual Residential Address
           David Baird              19 Blackwood Avenue, Newton Mearns,         British
                                    Glasgow G77 5JY

13.        Auditors:                                          Ernst & Young, 50 George Square,
                                                              Glasgow G1

14.        Bankers:                                           Bank of Scotland, 110 Queen
                                                              Street, Glasgow G1 3BY


1.         Name of Subsidiary:                       Stirling Shipping (Malta) Limited

2.         Registered Number:                        C14865

3.         Date of Incorporation:                    23rd March 1993

4.         Place of Incorporation:                   Malta

5.         Address of Registered Office:             166 Old Bakery Street, Valletta,
                                                     Malta

6.         Class of Company:                         Limited Liability Private

7.         Authorised Share Capital:                 Lm500

8.         Issued Share Capital:                     Lm 100 (500 ordinary shares of Lm
                                                     1.00 each 20% paid up)

           Held by:                                  Stirling Shipping Company Limited
                                                                                         499

                                                     Dr. Anthony Rutter Giappone LL.D
                                                     166 Old Bakery Street, Valetta
                                                                                          1


                                   SCHEDULE 3
                                   ==========
                                  THE PROPERTY


PROPERTY:                           16 & 17 Woodside Crescent, Glasgow

DATE OF LEASE:                      18th January 1996

TERM:                               From 05/01/1996 to 31/12/2005

PARTIES:                            (1) Harrisons (Clyde) Limited
                                    (2) Stirling Shipmanagement Limited

CURRENT YEARLY RENT: (pound)60,000 p.a.

EXISTING USE:                   Offices

                                   SCHEDULE 4
                                   ==========
                                 THE WARRANTIES
                                 --------------

(Note that under Clause 1.11 references herein to the Company shall be deemed to include a corresponding reference to the Subsidiaries and each of them severally and references to the Accounts are to those of SS Co or the relevant Subsidiary as the case may be.)

                                     PART 1
                                     ------
                               GENERAL WARRANTIES

1.         Preliminary
1.1        Information
1.1 The facts set out in the recitals and schedules 1, 2 and 3 are true and accurate.

1.2        Power to contract
           Each Vendor and Covenantor (as defined in the Tax Deed) has full power to enter into and perform this Agreement and the Tax Deed respectively and this Agreement constitutes, and the Tax Deed when executed will constitute, binding obligations on each Vendor or Covenantor (as the case may be) in accordance with their terms.

2.         The Company
2.1        Memorandum and articles of association
           The copy of the memorandum and articles of association of the Company which is comprised in the Disclosure Documents is true and complete in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 380(4), CA 85 and the Company has at all times carried on its business and affairs in all material respects in accordance with its memorandum and articles of association and all such resolutions and agreements.
2.2        Statutory returns
           The Company has complied in all material respects with the provisions of the Companies Acts and so far as the Warrantors are aware all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Company have been correctly and properly prepared and so filed or delivered.
2.3        Share capital

2.3.1 The Shares constitute the whole of the issued share capital of the Company. There is no Encumbrance or any form of agreement (including conversion rights and rights of pre-emption) on, over or affecting the Shares or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing. No claim has been made to the Company or any of its officers by any person to be entitled to any of the foregoing and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing.
2.3.2      The Company has not at any time during the last  six years:
           (a) repaid, redeemed or purchased (or agreed to repay, redeem or purchase) any of its own shares, or otherwise reduced (or agreed to reduce) its issued share capital or any class of it or capitalised (or agreed to capitalise) in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed (or agreed to pass) any resolution to do so; or
           (b) directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to sections 155 and 156, CA 85 or otherwise.
2.4        Solvency
           The Company has not stopped payment and is not insolvent nor unable to pay its debts according to section 123, Insolvency Act 1986. No order has ever been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets which is still outstanding. No administrative or other receiver has been appointed by any person over the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the Company.

3.         Connected business
3.1        Subsidiaries
           The shares in the Subsidiaries are held by the Company free from all Encumbrances and with all rights now or hereafter attaching thereto.
3.2        Connected transactions
           The Company:
3.2.1 is not and has not agreed to become the holder or other owner of any class of any shares, debentures or other securities of any other body corporate (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries;
 3.2.2 save for the transaction contemplated by this Agreement, has not agreed to become a subsidiary of any other body corporate or under the control of any group of bodies corporate or consortium;
3.2.3 is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or agreement or arrangement for sharing commissions or other income;
3.2.4 has no branch, place of business or substantial assets outside England and Wales or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788, ICTA 1988) in any country outside the United Kingdom; and
3.2.5 save as otherwise disclosed pursuant to paragraphs 3.2.1 to 3.2.4, does not have any interest, legal or beneficial, in any shares or other capital or securities or otherwise howsoever in any other firm, company, association, venture or legal person or entity.

4.         Accounts
4.1        General
           The Accounts:
4.1.1 were prepared in accordance with the requirements of all relevant statutes, with good accounting principles and practices generally accepted at the date of their preparation in the United Kingdom (including the Accounting Standards) for companies carrying on a similar business to that of the Company and on a basis consistent with the three preceding accounting periods of the Company and with the books of account of the Company;
4.1.2 disclose a true and fair view of the assets, liabilities and state of affairs of the Company at the Balance Sheet Date and of its profits for the financial year ended on such date;
4.1.3 contain proper provision or reserve for bad and doubtful debts, obsolescent or slow-moving stocks and for depreciation on fixed assets, which provision or reserve was adequate when made;
4.1.4 contain a note of all capital commitments of the Company at the Balance Sheet Date, which note was adequate, fair and not misleading when made;
4.1.5 contain proper and adequate reserves or provision for all Taxation, including deferred taxation as defined in SSAP 15.
4.1.6 disclose, note or provide for all liabilities of the Company which were known, actual or contingent (including contingent liabilities to customers and contingent liabilities for Taxation);
4.1.7 value the stock-in-trade at the lower of cost and net realisable value and such stock-in-trade does not include any redundant, obsolete or unsaleable items save as provided for;
4.1.8 reflect all the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles used by the Company at the Balance Sheet Date and (apart from depreciation in the ordinary course of business) their value is not less than at the Balance Sheet Date and none has been acquired otherwise than by way of a bargain at arm's length.
4.2        Profits
           The profits of the Company as shown by the Accounts have not (except as Disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low.
4.3        Books of account
           All accounts, books, ledgers and financial records of whatsoever kind of the Company (including all invoices and other records required for VAT purposes) comply with the provisions of Section 221 of CA85:

5.         Post-Balance Sheet Date events
5.1        Since the Balance Sheet Date, the Company:
5.1.1 has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of business and without any material interruption or material alteration in the nature, scope or manner of its business;
5.1.2 has not experienced any material deterioration in its financial position or turnover or so far as the Warrantors are aware suffered any diminution of its assets by the wrongful act of any person and the Company has not had its business or profitability materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and so far as the Warrantors are aware there are no facts which are likely to give rise to any such effects;
5.1.3 has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent) otherwise than in the ordinary course of business;

5.1.4 has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) other than the Pre-Completion Dividends and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or, so far as the Warrantors are aware, is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;
5.1.5 has not carried out or entered into any transaction and so far as the Warrantors are aware no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any liability of the Company to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than corporation tax on the actual income (not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business, income tax under the PAYE system and national insurance and social security contributions in respect of persons employed by it since the Balance Sheet Date and VAT in respect of taxable supplies made by it in the ordinary course of business since the Balance Sheet Date;
5.1.6 has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Company who on the Balance Sheet Date was entitled to remuneration (excluding benefits in kind) in excess of (pound)40,000 per annum and has not appointed or employed any additional director, officer or employee entitled as aforesaid;
5.1.7 has received payment in full of all debts owing to the Company shown in the Accounts (subject to any provision for bad and doubtful debts made in the Accounts), has not released any debts in whole or in part and has not written off debts in an amount exceeding (pound)20,000 in the aggregate;
5.1.8 has not entered into contracts involving capital expenditure in an amount exceeding(pound)100,000 in the aggregate;
5.1.9 so far as the Warrantors are aware the Company has not done or omitted to do anything which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date therefor;
5.1.10 has not purchased stock in quantities or at prices materially greater than was the normal practice of the Company in the financial year ended on the Balance Sheet Date;

5.1.11 has paid its creditors in the ordinary course of business consistent with the practice adopted by the Company during the twelve months preceding the date of this Agreement; 5.1.12 has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Company at the Balance Sheet Date) or since the Balance Sheet Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company at the Balance Sheet Date;
5.1.13 has not made any change to its accounting reference date and no accounting period of the Company has ended since the Balance Sheet Date;
5.1.14 so far as the Warrantors are aware has not made a payment or incurred an obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax or as a management expense of the Company; and
5.1.15 (including any class of its members) has not passed any resolution whether in general meeting or otherwise.

6.         Transactions with the Vendors, Directors and Connected Persons
6.1        Loans and debts
           There is not outstanding:
6.1.1 any indebtedness or other liability (actual or contingent) owing by the Company to any Vendor or Director or any Connected Person or owing to the Company by any Vendor or Director or any Connected Person other than sums due under any relevant service agreements or letters of appointment as set out in the Disclosure Letter; or
6.1.2 any guarantee or security for any such indebtedness or liability as aforesaid.
6.2        Arrangements with Connected Persons
6.2.1 There is not outstanding, and there has not at any time during the last three years been outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party and in which any Warrantor or, so far as the Warrantors are aware, Director or former director of the Company or any Connected Person is or has been interested whether directly or indirectly.
6.2.2 The Company is not a party to nor has its profits or financial position during the last three years been affected by any agreement or arrangement which is not entirely of an arm's length nature.
6.3        Competitive interests
6.3.1 No executive Director of the Company nor any Connected Person, either individually, collectively or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Company which is competitive with any aspect of the Business of the Company save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services Act 1986) and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than five % of such class of securities.
6.4        Benefits
6.4.1 No Connected Person of any Warrantor or so far as the Warrantors are aware, Director or former director of the Company is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Company other than sums due under any relevant service agreement or letters of appointment.

7.         Finance
7.1        Borrowings
7.1.1 Particulars of all outstanding money borrowed by the Company have been Disclosed. The total amount borrowed and still outstanding by the Company from any source does not exceed any limitation on its borrowing contained in the articles of association of the Company or in any debenture or loan stock trust deed or instrument or any other document executed by the Company and the amount borrowed by the Company from each of its bankers does not exceed the overdraft facility agreed with such banker. The Company has no outstanding loan capital.
7.2        Debts owed to the Company
7.2.1 All debts owed to the Company are fully collectable in the ordinary course of business and each such debt will realise in full its face value within six months of its due date for payment. The Company does not own the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.
7.3        Bank accounts
7.3.1 Particulars of the balances on all the Company's bank accounts as at 30th April 2000 have been Disclosed and the Company has no other bank accounts.
7.3.2 All unpresented cheques drawn by the Company have been Disclosed and there are no such unpresented cheques drawn otherwise than in the normal course of business.

7.4        Financial facilities
7.4.1 The Warrantors have Disclosed accurate details and true and correct copies of all documents relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the Company and all Encumbrances to which any asset of the Company is subject. So far as the Warrantors are aware neither the Vendors nor the Company have done anything (including without limitation the declaration and payment of the Pre-Completion Dividends) whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced or terminated.
7.5        Grants
7.5.1 Full details of all grants made to the Company in the last three years have been disclosed. No act or transaction has been effected in consequence whereof the Company is or may be held liable to refund in whole or in part any investment grant, building grant, grant under the Local Employment Acts 1970 to 1972, grant under the Industry Acts 1971 to 1982, grant under the Industrial Development Act 1982 or loan received by virtue of any statute or in consequence whereof any such grant or loan for which application has been made by it will not or may not be paid or will or may be reduced.
7.6        Options and guarantees
7.6.1 The Company is not responsible for the indebtedness of any other person nor party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.
7.6.2 No person other than the Company or a Subsidiary has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any Subsidiary.

8.         The Property
8.1        General
8.1.1 The Property comprises all the land and premises owned, controlled, used or occupied by the Company and all the rights or interests vested in the Company relating to any land and premises at the date hereof and the particulars set out in Schedule 3 are true and accurate in all material respects. .
8.1.2      The Company has not:
           (a) surrendered any lease, licence or tenancy to the landlord without first satisfying itself that the landlord had good title to accept such surrender and without receiving from the landlord an absolute release from all liability arising under such lease, licence or tenancy;
           (b) assigned, or otherwise disposed of, any lease, licence or tenancy without receiving a full and effective indemnity from the assignee or transferee in respect of its liability under such lease, licence or tenancy;
           (c) been a guarantor of a tenant's liability under any lease, licence or tenancy; or
           (d) assigned or otherwise disposed of any leasehold property in such a way that it retains any other residual liability in respect thereof.
8.1.3      The Company has good title to the leasehold interest in the Property.
8.1.4 The Company has in its possession or unconditionally held to its order the documents of title relating to its leasehold interest in the Property.
8.1.5 There is no person in possession or occupation of or who has or claims any right of any kind in respect of the Property adversely to the estate, interest, right or title therein of the Company;
8.1.6 So far as the Warrantors are aware there are no disputes or outstanding notices (whether given by a landlord, a local authority or any other person) or any other matters or things which in the reasonable opinion of the Warrantors adversely affect proper use and enjoyment of the Property for the purpose of the business now being carried on at the Property by the Company.
8.1.7 The Property is not subject to the payment of any outgoings other than the usual rates and rents and other sums due under the relevant Lease and taxes and all sums due to date in respect thereof have been paid.
8.1.8 So far as the Warrantors are aware no proposal relating to the rateable value of the Property has been determined by the Valuation and Community Charge Tribunal or Land Tribunal and so far as aforesaid there is no subsisting proposal to challenge the rateable value of any of the Properties.
8.1.9 The Company has not entered into any commitment (whether legally binding or not) and the Company is not party to any subsisting agreement with any person or company whereby a fee (including but not limited to an abort fee) will be paid to such person or company in respect of the management, use, development, letting or sale of the Property.
8.2        Planning
8.2.1 So far as the Warrantors are aware in relation to the Property, its existing use is the Existing Use.
8.2.2 So far as the Warrantors are aware there are no lawfully enforceable restrictions or prohibitions which restrict or prohibit the Existing Use of the Property.

8.2.3 So far as the Warrantors are aware the Existing Use of the Property is the permitted use under the Town and Country Planning legislation applicable in Scotland and is not a temporary or personal use.
8.2.4 So far as the Warrantors are aware all development carried out since 1st January 1996 in relation to the Property relating to the Existing Use has been lawful.
8.3.1      Particulars of the lease in relation to the Property are set out in
           Schedule 3 and in relation to such lease:
           (a) where the current annual rent is not the same as the annual rent originally reserved in the lease, evidence of its agreement or determination has been placed with the documents of title and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the courts;
           (b) no notices of breaches of any covenants or conditions contained in the lease have been given or received on the part of either the landlord or the Company and the landlord has not refused to accept rent or made any complaint of breach of covenant;
           (c) no alterations, improvements or additions have been made to the Property to which the lease relates since the grant of the lease or in respect of all such alterations, improvements or additions made all necessary consents and approvals have first been obtained.

8.4        Inferior leases
8.4.1 The Property is not subject to any lease, tenancy agreement or right of occupation in favour of a third party.
8.5        Statutory compliance
           So far as the Warrantors are aware the Company has not received notice of any allegation of breach of the requirements of:
                  the Shops Act 1950 and 1965
                  the Clean Air Act 1993
                  the Construction (Design and Management) Regulations 1995
                  the Factories Act 1961
                  the Offices, Shops and Railway Premises Act 1963
                  the Fire Precautions Act 1971
                  the Health and Safety at Work etc. Act 1974
                  the Control of Pollution Act 1974
                  the Planning (Hazardous Substances) (Scotland) Act 1997 the Public Health Acts
           or other legislation in force at the date of Completion concerning health or safety matters or any regulations, orders, notices or directions made under any of such legislation which affects the Property.
8.5.1 Where required, a fire certificate has been issued in respect of the Property and so far as the Warrantors are aware the Property complies in all respects with current fire regulations and the current requirements of the insurers of the Property
8.6        Condition and repair
8.6.1 Since 18th January 1996 the Company has maintained the Property in accordance with its obligations under the Lease.

9.         Environmental
9.1        Compliance with Environmental Law
           The Business has been conducted, at all material times in compliance in all material respects with Environmental Law and so far as the Warrantors are aware the Property has been used at all material times in compliance with Environment Law.
9.2        Permits
           All Permits have been obtained and have been disclosed to the Purchaser and are in full force and effect.

10.        Other assets
10.1       Title
10.1.1 The Company owns absolutely all assets of the Company (other than the Property) which are included in the Accounts or which were at the Balance Sheet Date used or held for the purposes of its business and (except for assets disposed of or realised by the Company in the ordinary course of business) the Company retains such title to all such assets free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms and all such assets are in the possession and control of the Company and other than the Vessels from time to time and the fuel and the spare parts therein or thereon are sited within the United Kingdom.
10.1.2 The Company has not acquired or agreed to acquire any material fixed asset on terms that title to such asset does not pass to the Company until full payment is made.
10.2       Encumbrances
           The Company owns absolutely all assets which have been acquired by the Company since the Balance Sheet Date (except for assets disposed of or realised by the Company in the ordinary course of business) and the same are in the possession and control of the Company and none is the subject of any Encumbrance (other than retention of title in the ordinary course of business) nor has the Company created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been disclosed and in respect of any such Encumbrance, arrangement or agreement so disclosed there has been no material default by the Company in the performance or observance of any of the provisions thereof.
10.3       Condition of assets
           Save for the Vessels the plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment shown in the Accounts or acquired since the Balance Sheet Date or otherwise used in connection with the Business which have not been disposed of in the ordinary course of business:
10.3.1 so far as the Warrantors are aware do not contravene any requirement or restriction having the force of law;
10.3.2 so far as the Warrantors are aware are in good repair and condition taking into account their age and are regularly maintained, serviceable and in satisfactory working order;
10.3.3 so far as the Warrantors are aware are each capable of doing the work for which they were designed and/or purchased and will each be so capable (subject to fair wear and tear) during the period of time over which the value of such assets will be written down to nil in the accounts of the Company;
10.3.4     are not surplus to the Company's requirements; and
10.3.5 so far as the Warrantors are aware are not dangerous, and the vehicles owned by the Company are roadworthy and duly licensed for the purposes for which they are used.
10.4       Rental payments
           Rentals payable by the Company under any leasing, hire-purchase or other similar agreement to which it is a party are set out in the Disclosure Documents and have not been be increased and all such rentals are fully deductible by the Company for tax purposes.

11.        Litigation
11.1       Litigation and arbitration proceedings
11.1.1 Save as plaintiff in the collection of debts (not exceeding (pound)10,000 in the aggregate) arising in the ordinary course of business, the Company is not now engaged in any litigation, arbitration or criminal proceedings and so far as the Warrantors are aware there are no lawsuits or arbitration proceedings pending or threatened by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.
11.1.2 The Company has not, in the last three years preceding the date of this Agreement, been involved in any litigation, arbitration, criminal proceedings or material dispute with any person who is or was a supplier or customer of importance to the Company or the Business which is still outstanding.
11.1.3 So far as the Warrantors are aware there is no matter or fact in existence which might be likely (in the reasonable opinion of the Warrantors) to give rise to any legal proceedings or arbitration involving the Company including any which might form the basis of any criminal prosecution against the Company.
11.2       Injunctions, etc.
           So far as the Warrantors are aware no injunction or order for specific performance has been granted against the Company.
11.3       Orders and judgments
           The Company is not subject to any order or judgment given by any court or governmental agency which is still in force and has not given any undertaking to any court or to any third party arising out of any legal proceedings which is still in force.

12.        Licences
12.1       General
           So far as the Warrantors are aware the Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of the Business in the manner in which the Business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and the Warrantors know of no reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to the Purchaser or otherwise and, so far as the Warrantors are aware, there are no factors that would in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and the Company is not restricted by contract from carrying on any activity in any part of the world.
12.2       Financial Services Act 1986
           The Company does not carry on, nor does it purport to carry on, nor has it at any time since 28th April, 1988 carried on, or purported to carry on, investment business in the United Kingdom within the meaning of section 3, Financial Services Act 1986 nor so far as the Warrantors are aware has it contravened any provision of such Act.

12.3       Data Protection Act 1998
12.3.1 The Company has registered or applied to register itself under the Data Protection Act 1998 in respect of all registrable personal data held by it, and all due and requisite fees in respect of such registrations have been paid.
12.3.2 The details contained in such registrations or applications are proper and suitable for the purpose(s) for which the Company holds or uses the personal data which are the subject of them, and the contents of all such registrations or applications have been made available to the Purchaser.
12.3.3 So far as the Warrantors are aware all personal data held by the Company has been held in accordance with the data protection principles contained in the Data Protection Act 1998 and so far as the Warrantors are aware there has been no unauthorised disclosure of such personal data.
12.3.4 There are no outstanding enforcement, deregistration or transfer prohibition notices or any other nature of notice under the Data Protection Act 1998 currently outstanding against the Company, nor is there any outstanding appeal against such notices. The Warrantors are not aware of any circumstances which may give rise to the giving of any such notices to the Company.
12.3.5 So far as the Warrantors are aware there are no unsatisfied requests to the Company made by data subjects in respect of personal data held by the Company, nor any outstanding applications for rectification or erasure of personal data.
12.3.6 So far as the Warrantors are aware there are no outstanding claims for compensation for inaccuracy, loss or unauthorised disclosure of personal data.

13.        Trading
13.1       Tenders, etc.
           No offer, tender or the like is outstanding (the value of which to the Company could exceed (pound)100,000 in any year) which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.
13.2       Delegation of powers
           There are in force no powers of attorney given by the Company other than to the holder of an encumbrance solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

13.3       Consequence of acquisition of Shares by Purchaser
           The acquisition of the Shares by the Purchaser or compliance with the terms of this Agreement will not:
13.3.1 so far as the Warrantors are aware (without having made any enquiry in this regard) cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;
13.3.2 legally entitle any person to determine any contractual obligation to the Company or any right or benefit enjoyed by the Company or to exercise any right under an agreement with the Company;
13.3.3 conflict in any material respects with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association;
13.3.4 result in any present indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;
13.3.5 so far as the Warrantors are aware (without having made any enquiry in this regard) cause any director, officer or senior employee of the Company to leave his employment with the Company.
13.4       Fair trading, etc.
           So far as the Warrantors are aware the Company is not and has not been party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether or not legally binding) or in the pursuit of any course of conduct which is:
13.4.1 registrable under or notifiable under the Competition Act 1998 or capable of giving rise to an investigation by the Director General of Fair Trading or a reference to the Monopolies and Mergers Commission;
13.4.2 in contravention or breach of the EC Treaty, the Fair Trading Act 1973, the Consumer Credit Act 1974, the Resale Prices Act 1976, the Trade Descriptions Act 1968, the Restrictive Trade Practices Act 1976, the Competition Act 1980, the Consumer Protection Act 1987, the Competition Act 1998 or any regulations, orders, notices or directions made thereunder; or
13.4.3 is otherwise so far as the Warrantors are aware registrable, unenforceable or void or renders the Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust, trade regulation or similar legislation in any jurisdiction where the Company carries on business.
13.5       Restrictions on trading

           The Company is not and so far as the Warrantors are aware has not been a party to any agreement, arrangement, understanding or practice restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.
13.6       Possession of records
13.6.1 All material agreements to which the Company is a party to and which are listed in the Disclosure Letter are in the possession of the Company or unconditionally held to its order.
13.6.2 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.
13.7       Business names
           The Company does not use on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name.
13.8       Unlawful acts
           Neither the Company nor any officer has been prosecuted for any criminal, illegal or unlawful act connected with the Company (other than road traffic offences not punishable by a custodial sentence).
13.9       Sensitive payments
           No officer or employee of the Company has made any Sensitive Payment in connection with any contract or otherwise. For the purposes of this clause the expression "Sensitive Payment" (whether or not illegal) shall include (i) commercial bribes, bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part thereof is to be paid by the recipient to central or local government officials or as a commercial bribe influence payment or kickback.

14.        Contracts
14.1       Onerous contracts
           There are no long term contracts (that is, contracts not terminable by the Company without penalty on six months' notice or less) or onerous or unusual or abnormal contracts (that is, contracts for capital commitments or contracts differing from those necessitated by the ordinary course of business) binding upon the Company.
14.2       Material contracts
           All contracts to which the Company is a party with a value in excess of (pound)25,000 have been disclosed and the Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:
14.2.1 is known by any of the Warrantors or by the Company to be likely to result in a loss to the Company on completion of performance;
14.2.2 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;
14.2.3 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;
14.2.4 involves or is likely to involve the supply of services by or to the Company the aggregate sales value of which will represent in excess of ten % of the turnover of the Company for the year ended on the Balance Sheet Date;
14.2.5 requires the Company to pay any commission, finder's fee, royalty or the like; or
14.2.6 is in any way otherwise than in the ordinary and proper course of the Company's business.
14.3       Performance of contracts
14.3.1 The terms of all contracts of the Company have been complied with in all material respects by the Company and so far as the Warrantors are aware by the other parties to the contracts in all material respects and so far as the Warrantors are aware there are no circumstances likely to give rise to a default by the Company or by the other parties under any such contract.
14.3.2 The Warrantors have no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and have received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.
14.4       Agency and distribution agreements
           The Company is not a party to any subsisting agency or distributorship agreement.

15.        Employees
15.1       Particulars of employees
           The particulars shown in the schedule of employees comprised in the Disclosure Documents are accurate in all material respects and show in respect of each Director, officer and employee of the Company his date of birth, the date on which he commenced continuous employment with the Company for the purposes of ERA and all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which the Company is a party whether binding or not) and each Director, officer and employee of the Company is listed therein.
15.2       Service contracts
           There is no contract of service in force between the Company and any of its Directors, officers or employees which is not terminable by the Company without compensation (other than any compensation payable under Parts X and XI, ERA) on one month's notice given at any time or otherwise in accordance with section 86, ERA except as disclosed. There are no consultancy or management services agreements in existence between the Company and any other person, firm or company, and there are no agreements or other arrangements (binding or otherwise) between the Company or any employers' or trade association of which the Company is a member and any Trade Union. There are no outstanding pay negotiations with any employees or Trade Unions.
15.3       Benefits
           There are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date of this Agreement and no moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company, nor any dependant of any present or former director, officer or employee of the Company.
15.4       Liabilities and payments
           Save to the extent (if any) to which provision or allowance has been made in the Accounts:
15.4.1 so far as the Warrantors are aware no liability has been incurred by the Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for sex or race discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services;
15.4.2 no payment has been made or promised by the Company in connection with the actual or proposed termination, suspension or variation of any contract of employment or for services of any present or former director, officer or any dependant of any present or former director, officer or employee of the Company other than in accordance with the terms of the relevant contracts of employment.
15.5       Relevant legislation
15.5.1 So far as the Warrantors are aware the Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current and adequate records regarding the service, terms and conditions of employment of each of its employees.
15.5.2 The Company has not been served with any improvement and/or prohibition notices pursuant to sections 21 and 22, Health and Safety at Work etc. Act 1974 which are still outstanding.
15.5.3     The Company is not being prosecuted under any of such Acts:
               section 21, Children and Young Persons Act 1933
               sections 14, 59, 71 and 72, Shops Act 1950
               section 155, Factories Act 1961
               section 33, Health and Safety at Work etc. Act 1974.
15.5.4 Within a period of one year preceding the date of this Agreement, the Company has not given notice of any redundancies to the Secretary of State or started consultations with any independent trade union under the provisions of Part IV, TULRCA or under TUPE.
15.6       Termination of employment
15.6.1 No present director, officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement.
15.6.2 There have been no recommendations made to the Company by the Advisory Conciliation and Arbitration Service or awards or declarations made by the Central Arbitration Committee in respect of its employees.
15.7       Share and other schemes
           The Company does not have in existence nor is it proposing to introduce, and none of its directors, officers or employees participate in (whether or not established by the Company) any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or the dependants of any of such persons or any scheme whereunder any present or former director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company or any other person, firm or company including any profit-related pay scheme established under Chapter III, Part V, ICTA 1988.
15.8       Disputes and claims
15.8.1 So far as the Warrantors are aware no dispute exists between the Company and a material number or category of its employees or any Trade Union(s) and so far as the Warrantors are aware there are no wage or other claims outstanding against the Company by any person who is now or has been a director, officer or employee of the Company.
15.8.2 The Company has not had during the last three years any strike, work stoppages, slowdown or work-to-rule by its employees or lock-out, nor, so far as the Warrantors are aware, is any anticipated, which has caused, or is likely to cause, the Company to be materially incapable of carrying on its business in the normal and ordinary course.
15.9       Transfer of undertakings
           The Company has not been a party to any relevant transfer as defined in TUPE within the period of one year preceding the date of this Agreement.

16.        Pension Schemes
16.1       General
           There are no pension schemes relating to the Company or in respect of which the Company has any outstanding obligation or liability.

17.        Intellectual Property
17.1       Ownership and rights
17.1.1 The Intellectual Property Rights used or acquired by the Company for the purpose of its business are (where applicable) registered in the name of the Company and are each in the sole and exclusive legal and beneficial ownership of the Company; in particular, the Company has not entered into any contract relating to the licensing or use (by it or any other person) of any Intellectual Property Rights.
17.1.2 So far as the Warrantors are aware (without having made enquiry) the processes employed and the products and services dealt in by the Company do not use, embody or infringe any Intellectual Property Rights vested in any other party or in which any other party has any interest (whether under licence or otherwise) and do not give rise

           (contingently or otherwise) to payment by the Company of any royalty or of any sum in the nature of a royalty or to liability to pay compensation under Sections 40 and 41 Patents Act 1977 or otherwise.

17.2       Infringement
17.2.1 The Company has not received any notice, and the Warrantors are not aware, that any person is infringing any of the Company's Intellectual Property Rights.
17.2.2 So far as the Warrantors are aware the Company is not passing off any part of its business as and for the business of any other person and, so far as the Warrantors are aware, no person is passing off its business as and for any part of the Company's business.

18.        Computer Systems
18.1       Identification and ownership
18.1.1 The computer systems and software used by the Company have been properly maintained and serviced, have not been susceptible to significant breakdown, malfunction or failure and have at all material times functioned in a manner which is reasonably regarded by the Warrantors as satisfactory for the running of the Business.
18.1.2 The Company has in place adequate back up arrangements to ensure continuance of its business without loss of customers, permanent loss of data and without material additional expense which is not recoverable under insurance, in the event of computer software breakdown, malfunction or in the event of power failure.
18.1.3 So far as the Warrantors are aware all licences which the Company requires for the computer software used by the Company in connection with the Business have been granted to the Company and are valid and subsisting.

19.        Legislation
           So far as the Warrantors are aware the Company is not in material breach of and has not received notice of and is not aware of any allegation of material breach of the requirements of any legislation which is relevant to the Business.

                                     PART 2
                                     ------
                               Taxation Warranties

20.        Taxation
20.1       General
20.1.1     Notices and returns
           All notices, returns, computations and registrations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or so far as the Warrantors are aware is likely to be, the subject of any dispute with any Taxation Authority.
20.1.2 All information supplied by the Company to any Taxation Authority was when supplied and remains complete and accurate in all material respects.
20.1.3     Payment of Tax due
           All Taxation which the Company is liable to pay and the due date for payment of which is prior to Completion has been paid prior to Completion.
20.1.4     Penalties or interest on Tax
           The Company has not within the period of six years ending on the date of this Agreement paid or become liable to pay any penalty, fine, surcharge or interest charged by virtue of the provisions of the TMA or any other Taxation Statute.
20.1.5 Compliance with PAYE, national insurance contribution and Tax collection obligations
           (a) All income tax deductible and payable under the PAYE system in the last six years has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to the Inland Revenue prior to the date of this Agreement have been so paid, including all Tax chargeable on benefits provided for directors, employees or former employees of the Company or any persons required to be treated as such.
           (b) All deductions and payments required to be made in the last six years under any Taxation Statute in respect of national insurance and social security contributions (including employer's contributions) have been so made.
           (c) All payments by the Company in the last six years to any person which ought to have been made under deduction of Tax have been so made and the Company (if required by law to do so) has accounted to the Inland Revenue for the Tax so deducted.
           (d) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

           (e) The Disclosure Documents contain details so far as they affect the Company of all current dispensations agreed with the Inland Revenue in relation to PAYE and all notifications given by the Inland Revenue under section 166, ICTA 1988.
20.1.6     Investigations
           The Company has not been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority (other than routine PAYE and VAT visits and audits with no adjustments in the amount of Tax payable arising therefrom) and so far as the Warrantors are aware there are no circumstances existing in the last six years which make it likely that a visit, audit, investigation, discovery or access order will be made.
20.1.7     Residence
           The Company is and always has been resident for Taxation purposes only in the jurisdiction in which it is incorporated.
20.1.8     Tax provision
           Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received or deemed to be earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts and proper provision has been made in the Accounts for deferred Taxation in accordance with generally accepted accounting principles.
20.1.9     Concessions and arrangements
           The amount of Taxation chargeable on the Company during any accounting period ending on or within the six years before the Balance Sheet Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority.
20.1.10    Anti-avoidance provisions
           The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of a liability to Taxation.
20.1.11    Section 765, ICTA 1988
           The Company has not without the prior consent of the Treasury carried out or agreed to carry out any transaction under section 765, ICTA 1988 which would be unlawful in the absence of such consent and has, where relevant, complied with the requirements of section 765A(2), ICTA 1988 (supply of information on movement of capital within the EU) and any regulations made or notice given thereunder.
20.1.12    Transactions requiring clearance or consent

            All applications for clearance or consent by the Company or on its behalf or affecting the Company in the last six years have been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations; and any transaction for which clearance or consent was obtained has been carried into effect only in accordance with the terms of the relevant clearance or consent.
20.1.13    Calculation of Taxation liability
           The Company has sufficient records relating to past events to permit accurate calculation of the Taxation liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company at the Balance Sheet Date or acquired by the Company since that date but before Completion.
20.1.14    Claims and disclaimers
           The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.
20.1.15    Outstanding claims, elections and appeals
           The Disclosure Documents contain particulars of all matters relating to Taxation in respect of which the Company is entitled:
           (a) to appeal against any outstanding assessment or determination relating to Taxation;
           (b)     to apply for a postponement of Taxation.
20.2       Corporation tax, including corporation tax on chargeable gains
20.2.1     Base values and acquisition costs
           If each of the capital assets of the Company was disposed of on the date hereof for a consideration equal to the book value of that asset in, or adopted for the purposes of, the Accounts or, in the case of assets acquired since the Balance Sheet Date, equal to the consideration given upon its acquisition, no liability to corporation tax on chargeable gains or balancing charges under the CAA would arise and for the purpose of determining the liability to corporation tax on chargeable gains there shall be disregarded any relief and allowances available to the Company other than amounts falling to be deducted under section 38, TCGA.
20.2.2     Capital allowances
           All expenditure which the Company has incurred in the last six years or may incur under any subsisting commitment on the provision of machinery, plant or buildings has qualified or so far as the Warrantors are aware will qualify (if not deductible as a trading expense for trade carried on by the Company) for writing-down allowances or industrial building allowances (as the case may be) under CAA and where appropriate notices have been given to the Inland Revenue under section 118, FA 1994.

20.2.3     Leased assets
           The Company has not made any claim for capital allowances in respect of any asset which is leased to or hired to the Company and no election affecting the Company has been made or agreed to be under sections 53 or 55, CAA in respect of such assets.
20.2.4     Finance leases
           The Company is not a lessee under a lease to which the provisions of
           Schedule 12 to the FA 1997 apply or could apply.
20.2.5     Short life assets
           The Company has not made any election under section 37, CAA nor is it taken to have made such an election under section 37(8)(c), CAA.
20.2.6     Long life assets
           The Company does not own and has not owned a long life asset (within the meaning of section 38A, CAA) in respect of which any claim for capital allowances would be subject to the provisions of section 38E-38G, CAA.
20.2.7     Distributions
           (a) No distribution within the meaning of sections 209, 210 and 211, ICTA 1988 has been made (or will be deemed to have been made) by the Company since the Balance Sheet Date and the Company is not bound to make any such distribution.
           (b) No elections have been made pursuant to section 246A, ICTA 1988 in respect of any dividends nor has the Company made a distribution to which the provisions of paragraph 2 of
                  Schedule 7, FA 1997 have been, or could be, applied.
           (c) The Company has not received a dividend in respect of which the payer has made an election under section 246A, ICTA 1988 nor a distribution to which the provisions of paragraph 2 of
                  Schedule 7, FA 1997 have been, or could be, applied.
20.2.8     Repayments of share capital
           The Company has not any time within the last six years repaid, redeemed or repurchased or agreed to repay, redeem or repurchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital nor has the Company after that date capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI, ICTA 1988) or passed or agreed to pass any resolution to do so.
20.2.9     Demergers

           The Company has not been engaged in nor been a party to any of the transactions set out in sections 213 to 218 inclusive, ICTA 1988 nor has it made or received a chargeable payment as defined in section 218(1), ICTA 1988.
20.2.10    Issues of securities
           No securities (within the meaning of section 254(1), ICTA 1988) issued by the Company and remaining in issue at the date of this Agreement were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under either sections 209(2)(d), 209(2)(da) or 209(2)(e), ICTA 1988, nor has the Company
           agreed to issue such securities in such circumstances.
20.2.11    Capital distributions
           The Company has not received any capital distribution to which the provisions of section 189, TCGA could apply.
20.2.12    Land sold and leased back
           The Company has not entered into any transaction to which the provisions of section 779 or 780, ICTA 1988 have been or could be applied.
20.2.13    Foreign loan interest
           The Company has not within the last six years received any foreign loan interest in respect of which double taxation relief will or may be restricted under section 798, ICTA 1988.
20.2.14    Non-deductible payments
           No rents, interest, annual payments or other sums of an income nature paid by the Company since the Balance Sheet Date are or may be wholly or partially disallowable as deductions, management expenses or charges in computing profits for the purposes of corporation tax by reason of the provisions of sections 74, 79, 125, 338, 339, 779 to 784 inclusive, 787 or 788, ICTA 1988 or any other statutory provision or otherwise.
20.2.15    Rent payable to connected persons
           No rent is or has been payable by the Company within the last six years to which the provisions of sections 33A and 33B, ICTA 1988 could have applied prior to their ceasing to have effect.
20.2.16    No unremittable income or gains
           No claim has been made by the Company within the last six years under sections 584, 585 or 723 ICTA 1988 or under section 279, TCGA.
20.2.17    Payments to directors, officers or employees
           The Company has not made within the last six years or agreed to make any payment to or provided or agreed to provide any benefit for any Director or former director, officer or employee of the Company, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes whether up to or after the Balance Sheet Date.
20.2.18    Transfer pricing
           The Company is not a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities, neither is or was the Company a party to any transaction or arrangements to which the provisions of section 770A and Schedule 28 AA, ICTA 1988 may apply and nor will the Company receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.
20.2.19    Transactions not at arm's length
           The Company has not disposed of or acquired any asset in circumstances falling within section 17 or 19, TCGA nor given or agreed to give any consideration to which section 128(1)(2), TCGA could apply.
20.2.20    Transactions between connected persons
           No allowable loss has accrued to the Company to which section 18(3), TCGA will apply.
20.2.21    Chargeable debts
           The Company is not owed a debt, other than a debt on a security, on the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of section 251, TCGA.
20.2.22    Relief for loans to traders and qualifying corporate bonds
           No claim for relief has been allowed to the Company in the last six years pursuant to sections 253 and 254, TCGA in respect of any loan and no chargeable gain has or is likely to arise pursuant to section 253 (5), (6), (7) or (8) or section 254 (9) or (10), TCGA.
20.2.23    Chargeable policies
           The Company has not acquired benefits under any policy of assurance otherwise than as the original holder of legal and beneficial title.
20.2.24    Postponement of gains relating to overseas trade
           No claim or election affecting the Company has been made (or assumed to be made) under sections 140, 140C or 187 TCGA.
20.2.25    Depreciatory transactions
           (a) Since the Balance Sheet Date no allowable loss which might accrue on the disposal by the Company of any share in or security of any company is likely to be reduced by virtue of the provisions of sections 176 and 177, TCGA.
           (b) Since the Balance Sheet Date the Company has not been a party to any scheme or arrangement whereby the value of an asset has been materially reduced as set out in sections 30-34, TCGA.
20.2.26    Restriction of straightline growth
           No asset owned by the Company is subject to a deemed disposal and re-acquisition under Schedule 2, TCGA so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straightline growth.
20.2.27    Other claims made by the Company
           The Company has made no claim under any of the following:
           (a) section 280, TCGA (tax on chargeable gains payable by instalments);
           (b)    section 24(2), TCGA (assets of negligible value);
           (c)    section 242(2), TCGA (small part disposals of land); or
           (d)    section 139, FA 1993 (deferral of unrealised exchange gains).

20.2.28    Gifts
           The Company has not received any assets by way of gift as mentioned in section 282, TCGA and the Company has not held, and does not hold, shares in a company to which section 125, TCGA could apply.
20.2.29    Non-resident companies
           (a) There has not accrued or arisen any income, profit or gain in respect of which the Company may be liable to corporation tax by virtue of the provisions of section 13, TCGA or Chapter IV of Part XVII, ICTA 1988.
           (b) The Company has not been served with a notice in respect of the unpaid corporation tax liability of any company pursuant to section 191, TCGA.
20.2.30    Controlled foreign companies
           No notice of the making of a direction under section 747, ICTA 1988 has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction or to apportion any profits of a controlled foreign company to the Company pursuant to section 752, ICTA 1988.
20.2.31    Agent for non-residents
           The Company has not been a party to any transaction or arrangement whereby it is or may hereafter become liable for Taxation under or by virtue of section 42A, ICTA 1988 or regulations made thereunder or section 126, FA 1995.
20.2.32    Payment from pension funds

           The Company has not received a payment out of funds held for the purposes of an exempt approved scheme in respect of which an amount is currently recoverable by the Inland Revenue under section 601, ICTA 1988.
20.2.33    Claims and elections
           (a) The Disclosure Documents contain full particulars of all claims and elections made (or assumed to be made) under sections 23, 152-162 or 165, 175, 247, 248, TCGA insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal by the Company of any of its assets, and indicates which assets (if any) so affected would not on a disposal give rise to relief under Schedule 4, TCGA.
           (b) The Disclosure Documents contain full particulars of elections made under
                  (i) Regulation 10 of The Exchange Gains and Losses (Alternative Method of Calculating of Gain or Loss) Regulations 1994 and whether or not such elections have been varied
                  (ii) Regulation 3 or 4 of The Local Currency Elections Regulations 1994 and such election is still valid.
20.2.34    Loan relationships
           (a) All interest, discounts and premiums payable by the Company in respect of its loan relationships (within the meaning of section 81, FA 1996) are eligible to be brought into account by the Company as a debit for the purposes of Chapter II of
                  Part IV, FA 1996 at the time and to the extent that such debits are recognised in the statutory accounts of the Company.
           (b) The Disclosure Documents contain full particulars of any debtor relationship (within the meaning of section 103, FA
                  1996) of the Company which relates to a relevant discounted security (within the meaning of paragraph 3 of Schedule 13, FA
                  1996) to which paragraph 17 or 18 of Schedule 9, FA 1996 applies.
           (c) The Company has not been a party to a loan relationship which had an unallowable purpose (within the meaning of paragraph 13 of Schedule 9, FA 1996).
           (d)    The Disclosure Documents contain full particulars of:
                  (i) any loan relationships to which the Company is a party to which paragraph 8 of Schedule 15, FA 1996 has applied or will apply on the occurrence of a relevant event (within the meaning of paragraph 8(2) of Schedule 15, FA 1996);
                  (ii) the amount of any deemed chargeable gain or deemed allowable loss that has arisen or will arise on the occurrence of such relevant event; and
                  (iii)    any election made pursuant to paragraph 9 of
                           Schedule 15, FA 1996.
           (e) The Company has not entered into any transaction to which paragraph 11 of Schedule 9, FA 1996 applies.
20.3       Corporation tax - groups of companies
20.3.1 There is set out in the Disclosure Bundle full details of all surrenders, claims and notices and agreements to surrenders, claims or the giving of notices for:-
           (a) any amounts by way of group relief under the provisions of Sections 402 to 413 ICTA 1988;
           (b) any amounts of advance corporation tax under the provisions of Section 240 ICTA 1988; and
           (c) any amounts of the tax refund to be dealt with under the provisions of Section 102 FA 1989;
           in each case where the claim or surrender or notice has yet to be agreed or determined by the Inland Revenue for a specific amount.
20.3.2     Acquisitions from group members
           No tax has been or may be assessed on the Company pursuant to section 190, TCGA in respect of any chargeable gain accrued prior to the date of this Agreement and the Company has not at any time within the period of six years ending with the date of this Agreement transferred any asset other than trading stock including any transfer by way of share exchange within section 135, TCGA to any company which at the time of disposal was a member of the same group as defined in section 170, TCGA.
20.3.3     Leaving the group
           The execution or completion of this Agreement or any other event since the Balance Sheet Date will not result in any chargeable asset being deemed to have been disposed of and re-acquired by the Company for Taxation purposes pursuant to section 178 or 179, TCGA.
20.3.4     Group income
           The Disclosure Documents contain full particulars of all elections made by the Company under section 247, ICTA 1988 and all such elections are now in force.
20.3.5     Capital losses
           The Company has no capital losses the set-off of which are or may be restricted by section 177A and Schedule 7A, TCGA.

20.4       Close companies
20.4.1     Close investment-holding company status
           The Company has not in any accounting period beginning after 31st March, 1989 been a close investment-holding company as defined in section 13A, ICTA 1988.
20.4.2     Distributions
           No distribution within section 418, ICTA 1988 has been made by the Company since the Balance Sheet Date.
20.4.3     Loans to participators
            No loans or advances made or agreed to be made by the Company within sections 419 and 420 or 422, ICTA 1988 are outstanding at the date of this Agreement and the Company has not released or written off or agreed to release or write off the whole or any part of any such loans or advances since the Balance Sheet Date.
20.5       Inheritance tax
20.5.1     No transfers of value and associated operations
           The Company has made no transfers of value within sections 94 and 202, ITA nor has the Company received a transfer of value such that liability might arise under section 199, ITA nor has the Company been party to associated operations in relation to a transfer of value as defined by section 268, ITA.
20.5.2     Inland Revenue charge
           There is no unsatisfied liability to inheritance tax attached to or attributable to the Shares or any asset of the Company and none of them are subject to an Inland Revenue charge as mentioned in section 237 and 238, ITA.
20.5.3     Power of sale, mortgage or charge
           No asset owned by the Company nor the Shares are liable to be subject to any sale, mortgage or charge by virtue of section 212, ITA.
20.6       VAT
20.6.1     Returns and payments
           (a) The Company is a taxable person duly registered for the purposes of VAT.
           (b) The Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, has promptly submitted accurate returns, and the Company maintains full and accurate VAT records, has never been subject to any interest, forfeiture, surcharge or penalty nor been given any notice under sections 59 or 64, VATA nor been given a warning within section 76(2), VATA nor has the Company been required to give security under paragraph 4 of Schedule 11, VATA.

           (c) VAT has been duly paid or provision has been made in the Accounts for all amounts of VAT for which the Company is liable.
20.6.2     Taxable supplies and input tax credit
           All supplies made by the Company are taxable supplies and the Company will not be denied full credit for all input tax by reason of the operation of sections 25 and 26, VATA and regulations made thereunder and no VAT paid by the Company is not input tax as defined in section 24, VATA and regulations made thereunder.
20.6.3     VAT groups
           The Company is not and has not been for VAT purposes a member of any group of companies other than the Group and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT arising from supplies made by another company and no direction has been given nor will be given by H M Customs & Excise under Schedule 9A, VATA as a result of which the Company would be treated for the purposes of VAT as a member of a group.
20.6.4     Transactions between connected persons
           The Company has not been or agreed to be party to any transaction or arrangement in relation to which a direction has been or could be made under paragraph 1 of Schedule 6, VATA or to which paragraph 2(3A) of Schedule 10, VATA applied.
20.6.5     Charge to VAT as agent or representative
           The Company is not and has not agreed to become liable for VAT by virtue of sections 47 and 48, VATA.
20.6.6     VAT and Properties
           The Company or its relevant associate for the purposes of paragraph 3(7) of Schedule 10, VATA has exercised the election to waive exemption from VAT (pursuant to paragraph 2 of Schedule 10, VATA) only in respect of those Properties listed (as having been the subject of such an election) in the Disclosure Documents and:
           (a) neither the Company nor its relevant associate has any intention or obligation to exercise such an election in respect of any other of the Properties;
           (b) all things necessary for the election to have effect have been done and in particular any notification and information required by paragraph 3(6) of Schedule 10, VATA has been given and any permission required by paragraph 3(9) of Schedule 10, VATA has been properly obtained;
           (c) a copy of the notification and of any permission obtained from H M Customs & Excise in connection with the election is included in the Disclosure Documents;

           (d) no election has or will be disapplied or rendered ineffective by virtue of the application of the provisions of paragraph 2
                  (3AA) of Schedule 10, VATA;
           (e) in no case has the Company charged VAT, whether on rents or otherwise, which is not properly chargeable; and
           (f) the Company has not agreed to refrain from making an election in relation to any of the Properties.

20.6.7     Capital goods scheme
           The Company does not own and has not at any time within the period of ten years preceding the date hereof owned any assets which are capital items subject to the Capital Goods Scheme under Part XV of the VAT Regulations 1995.
20.6.8     Bad debt relief
           The Company has not made any claim for bad debt relief under section 36, VATA and details of any claim it could make have been disclosed.
20.6.9     Self-billing
           The Company has not entered into any self-billing arrangement in respect of supplies made by any other person nor has it at any time agreed to allow any such person to make out VAT invoices in respect of supplies made by the Company.
20.7       Stamp duty
20.7.1     Stamp duty
           All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which the Company is a party have been duly stamped or stamped with a particular stamp denoting that no stamp duty is chargeable. Since the Balance Sheet Date there have been and are no circumstances or transactions to which the Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on the Company.
20.7.2     Stamp duty reserve tax
           Since the Balance Sheet Date the Company has not incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), FA 1986 which could lead to the Company incurring such a liability or becoming so accountable.

                                     PART 3
                                     ------
                                     Marine

21.1       Vessels
21.1.1 Schedule 8 sets forth a list of all vessels owned, leased, chartered or managed by the Company on the date hereof. Each Vessel is duly and validly documented under the laws and flag of the Isle of Man and Barbados and the Company is the sole owner of each Vessel and has good title to each Vessel free and clear of all Encumbrances, except for such maritime liens arising as a matter of law in the ordinary course of business consistent with past practice and which are not delinquent or are being contested in good faith but in no event do such contested liens, individually or in the aggregate, exceed (pound)10,000.
21.1.2 With respect to each Vessel, (a) such Vessel is in good operating condition and repair, consistent with its age, and has been maintained and serviced in accordance with the Company's normal practices and in the normal course of business, and is in satisfactory operating condition for charter in the manner and services in which it normally engages, (b) such Vessel holds in full force and effect all certificates, licenses, permits and rights required for operation in the manner and services vessels of its kind are being operated in the geographical area in which such Vessel is presently being operated, (c) so far as the Warrantors are aware no event has occurred and no condition exists that would materially or adversely effect the condition of such Vessel, (d) such Vessel is in class, free of any recommendations, with the classification and rating for vessels of its kind and engaged in similar services, and
           (e) there is no unrepaired damage known to the Warrantors to marine equipment that could affect certification or class.
21.1.3 Since the Accounts Date the Company has continued to maintain the inventory of spare parts (whether on board or ashore) for the Vessels following the same policy and in the same usual and customary manner in the 12 months prior to such date, including any renewal or replacement of spare parts used in the repair of any Vessel.
21.1.4 Since the Accounts Date the Company has not except as required to comply with the charterer's schedule details of which have been Disclosed:-
           (a) departed from any normal drydock and maintenance practices or discontinued replacement or renewal of spares in operating its fleet or any other assets;
           (b) deferred any scheduled maintenance on any Vessel or other assets [except as required to comply with the charterer's schedule details of which have been Disclosed];
           (c)    entered into any charter for any Vessel which has a term
                  of longer than 6 months other than those Disclosed;

           (d) authorised any of, or agreed or committed to do any of, the foregoing actions; or
           (e) failed to maintain or renew permits required for its business and Vessels.
21.1.5 The Company has notified in writing the Purchaser of any Vessel that has been drydocked since the Accounts Date and of any insurable or non-insurable loss exceeding the sum of (pound)10,000 in respect of any one incident occurring since the Accounts Date.
21.1.6 The Company has not received any notice of early termination under any of its charters, which are in full force and effect, and so far as the Vendor is aware (without having made any enquiries of the customers in this respect) no customer of the Company intends to terminate, limit or reduce its or their business relations with the Company.

21.2       Insurance
21.2.1 There are included in the Disclosure Documents a list and description, including limits of coverage and deductibles, of the insurance policies that the Company currently maintains with respect to its business, Vessels, properties and employees as of the date hereof. Each of such policies maintained by the Company is in full force and effect and a complete and correct copy of each or a summary of their material terms has been delivered to the Purchaser. All insurance premiums, club calls, back calls and assessments (if any) currently due with respect to such policies maintained by the Company have been paid and the Company is not otherwise in default with respect to any such policy, nor has the Company failed to give any notice or, present any claim under any such policy in a due and timely manner. There are no outstanding unpaid claims under any such policies other than any pending claims under the marine insurance policies of the Company and the amount of such claims have been recorded as a receivable and all of such claims are fully collectible. The Company has not received notice of cancellation or non-renewal of any such policy. Such policies maintained by the Company are sufficient for compliance with all requirements of law and all agreements to which the Company is a party.
21.2.2 All the Vessels are entered in the books of North of England P&I Association Limited and for the last 6 years the Company has not been a member of any other maritime mutual protection or indemnity club or fund and all club calls and assessments notified to the Company have been paid to date or have been properly provided for.

                                     PART 4
                                  The Demerger

22.1 All necessary consents and releases have been obtained in connection with the Demerger.
22.2 No employee or former employee of the Company or of the Demerged Companies has made any claim or given any intimation that he intends to make a claim against the Company arising out of or in connection with the Demerger.

                                   SCHEDULE 5
                                   ==========
                                     PART 1

                BASIS FOR PREPARATION OF THE COMPLETION ACCOUNTS

1.         General requirements
           Subject to the provisions of paragraphs 2 to 4 hereof the Completion Accounts shall be prepared:-

           1.1 under the historical cost convention and in accordance with accounting principles generally accepted in the United Kingdom (including Accounting Standards) and, subject as aforesaid, on a basis consistent with the Accounts;
           1.2    after having given effect to the Demerger.

2.         Balance Sheet
           Unless already taken into account, the following principles shall be observed in drawing up the balance sheet which is to form part of the Completion Accounts:
2.1 sums receivable in respect of debtors shall not be included at sums higher than the amounts collectable, making appropriate provision for doubtful debts;
2.2 stocks and work-in-progress shall be valued at the lower of cost and net realisable value;
2.3 liabilities shall include accruals at the close of business on the date of Completion;
2.4 no value shall be attributable to goodwill or any other intangible asset;
2.5 immovable property and other fixed assets shall be included at their net book value as at the Balance Sheet Date (or at cost if purchased after the Balance Sheet Date) less depreciation on cost or the revalued amounts (as appropriate) at the respective rates applied in the Accounts;
2.6 no provision shall be made for corporation tax or deferred tax (other than the agreed provision of (pound)2,000,000 in respect of deferred Taxation referred to in paragraph 1.4 of Part II of this Schedule).

3.         Profit and loss account
           Unless already taken into account, the following principles shall be observed in drawing up the profit and loss account of the Group which is to form part of the Completion Accounts:

3.1        depreciation shall be deducted on the basis mentioned in paragraph
           2.5 above;
3.2 any Taxation on profits shall be computed as if the Completion Accounts are an accounting period for Corporation Tax and be deducted;
3.3 the profits or losses shall be computed before paying any dividend or making appropriations of profit or allocations to or from reserves and before deducting any extraordinary item or making any prior year adjustment, as defined in FRS 3.

4.         Changes in Accounting Standards
           Unless otherwise taken into account in accordance with the preceding provisions of this schedule, the Completion Accounts shall be prepared without regard to any changes in Accounting Standards from those applied in the preparation of the Accounts.

                                     PART II
                               ADJUSTED NET ASSETS

1. The Adjusted Net Assets of the Group shall be the aggregate of all its fixed tangible assets and current assets as shown in the Completion Accounts less the aggregate of all its liabilities (including amounts falling due to creditors not only within but also outside of one year) and charges adjusted as follows to the extent not already taken into account in the Completion Accounts:-

           1.1 without taking into account any amounts owed by one member of the Group to any other member of the Group;
           1.2 by deducting all deferred docking costs other than in respect of MV Stirling Aquarius after 1st April 2001;
           1.3    without taking into account the value of any spares;
           1.4 by including an agreed provision of (pound)2,000,000 in respect of deferred taxation;
           1.5 by increasing or reducing as the case may be the book value as at Completion of the Vessels to the value set opposite that Vessel in Schedule 8 and by increasing the book value as at Completion of the vessel hulls by the amount set opposite that vessel hull in Part II of Schedule 8;
           1.6 if during the Pre-Completion Period any of the Vessels has been lost or destroyed or damaged beyond repair, by excluding the adjusted value of that Vessel determined under Section 1.5 and including the amount in respect thereof recoverable from the insurers;
           1.7 if during the Pre-Completion Period any other fixed assets of the Group has been lost or destroyed or damaged beyond repair, by excluding the book value of that asset and including the amount in respect thereof recoverable from the insurers;
           1.8 if during the Pre-Completion Period any Vessel is agreed to be sold but the sale has not been completed, by excluding the value of that Vessel determined under Section 1.5 and including the agreed sale price less the amount of any tax chargeable on the disposal and if any part of the sale price is not cash taking such part at its market value;
           1.9 by deducting the retained profit for the period from 1st April 2001 until Completion (which for the avoidance of any doubt shall be after giving effect to the Pre-Completion Dividends set out in paragraphs 5 and 6 of Schedule 9 determined in accordance with the provisions of the articles of association of the Company) adjusted as follows:-
                  (a)      by deducting the profit on disposal of m.v.
                           "STIRLING FYNE"; and
                  (b) by adding back the depreciation charge in respect of vessels and vessels equipment other than m.v. "STIRLING CLYDE" and m.v. "STIRLING FORTH", net of the consolidation adjustment relating to supervision fees/commission; and
                  (c) by deducting the profit before taxation for the period from 1st April 2001 until Completion in respect of m.v. "STIRLING FORTH" and m.v. "STIRLING CLYDE", after depreciation, net of the consolidation adjustment referred to above, and after actual interest attributable to the financing of those vessels;
                  (d) by adding back the pro rata element of the Pre-Completion Dividends set out in paragraphs 5 and 6 of Schedule 9 declared for the period from 1st April 2001 until Completion which relates to the profit for such period attributable to m.v. "STIRLING FORTH" and m.v. "STIRLING CLYDE" compared to the consolidated profit before tax for the Group excluding the profit on the disposal of the m.v. "STIRLING FYNE".
                 (e) by adding back the dividend of (pound)19.3146 per Deferred Share declared on 4th May 2001 to the extent such dividend has reduced retained profit for the period from 1st April 2001 until Completion;
                 (f) by adding back the agreed provision for deferred taxation of (pound)2,000,000 to the extent such provision for deferred taxation has reduced retained profit for the period from 1st April 2001 until Completion;

                 (g) by adding back any costs of docking in respect of MV Stirling Aquarius to the extent such docking costs have reduced retained profit for the period from 1st April 2001 until Completion;
                  (h) by adding back the costs of the Demerger to the extent such costs of the Demerger have reduced retained profit for the period from 1st April 2001 until Completion;
                  (i) by adding back fees payable to non-executive directors to the extent that such fees have reduced retained profit for the period from 1st April 2001 until Completion;
           1.10   the effect of the Demerger;
           1.11 by deducting the costs of the Demerger incurred for the period prior to 31st March 2001 and which did not reduce retained profit for the period prior to 31st March 2001;

                                   SCHEDULE 6
                                   ==========
                                   COMPLETION
                                     PART 1

           On Completion, the Vendors other than 3i shall deliver or make available to the Purchaser:
1. certificates from each of the banks at which the Company and each of the Subsidiaries maintains an account of the amount standing to the credit or debit of all such accounts as at the close of business on 30th April 2001;
2. the cash book balances of the Company and each of the Subsidiaries as at Completion with statements reconciling such cash book balances and the relevant cheque books with the balances on the bank accounts of the Company and each of the Subsidiaries as shown by the certificates referred to in paragraph 1;
3. the cheque books relating to all the bank accounts of the Company and each of the Subsidiaries together with confirmation that no cheques have been written by the Company or any of the Subsidiaries since preparation of the statements referred to in paragraph 1.2;
4.         the Tax Deed duly executed as a deed by the Vendors;
5. transfers of the Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominee(s) together with the relevant share certificates in the names of such registered holders or appropriate indemnities in the absence of such share certificates;
6. such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under Part 1 of this schedule has been executed) in the agreed terms to enable the Purchaser and its nominee(s) to be registered as the holders of the Shares;
7. certificates in respect of all issued shares in the capital of each of the Subsidiaries or appropriate indemnities in the absence of such share certificates;
8. the statutory registers and minute books (properly written up to the time immediately prior to Completion), the common seal (if any), the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of the Company and each of the Subsidiaries;
9. the documents of title to the Properties as evidenced by the Disclosure Documents;
10.        the written resignations in the agreed terms of A.H. Farley and A.C.
           Salvesen as Directors from their respective offices, such resignations to take effect from Completion;

11. a letter amending the service agreement between J.A.F. Cowderoy and SSCO duly countersigned by J.A.F. Cowderoy;
12.        the Escrow Letter and Escrow Instructions;
13.        the Shell  Novation Agreement;
14. evidence to the reasonable satisfaction of the Purchaser of the conversion of 83,248 A Ordinary Shares into 83,248 Deferred Shares and the payment of a dividend of(pound)19.3146 per share thereon;
15. evidence to the reasonable satisfaction of the Purchaser of the repayment or payment of any monies owing by any of the Demerged Companies to any member of the Group;
16.        the Management Agreement duly executed;
17.        the Pooling Agreement duly executed;
18.        the Performance Guarantee Agreement;
19.        the Performance Guarantee Fee Agreement duly executed;
20.        The Administrative Services Agreement duly executed.
21.        The Indemnity Agreement duly executed.

                                     PART 2

On Completion, the Vendors other than 3i shall cause a board meeting of the Company and of each of the Subsidiaries to be held at which:
1. in the case of the Company only, the said transfers of the Shares shall be passed for registration and registered (subject to the same being duly stamped, which shall be at the cost of the Purchaser);
2. the resignations referred to in paragraph 10 of Part 1 shall be tendered and accepted so as to take effect at the close of the meeting;
3. persons nominated by the Purchaser (in the case of directors subject to any maximum number imposed by the relevant articles of association) shall be appointed additional directors and appointed secretaries;
4. the variations to the service agreement between SSCO and JAF Cowderoy shall be approved;
5. in the case of Haven Shipping Company Limited a transfer of 1 share by I.V.R. Harrison and Stirling Shipping Company Limited to Stirling Shipping Company Limited shall be passed for registration and registered.

                                     PART 3

On Completion, the Purchaser shall cause a board meeting of the Purchaser to be held at which:-

1. the entering into of the Loan Notes Instrument and issue of the Loan Notes (and certificates in respect thereof) to the Vendors shall be approved;
2.         the transaction contemplated by this Agreement be approved;
3. the signature, execution and completion (as appropriate) of this Agreement and the Tax Deed and all ancillary documents hereto be approved.

                                     PART 4
On Completion, the Purchaser shall:-

1.         deliver to the Vendors:-
1.1        the Tax Deed duly executed as a deed by the Purchaser;
1.2 a certified copy of the Loan Note Instrument duly executed and certificates in respect of the Loan Notes ; and
1.3 a certified copy of a duly executed irrevocable letter of instructions in agreed terms to the Purchaser's transfer agent, Computershare Services Inc, to issue the relative share certificates in respect of the Consideration Shares and to deliver them without cost to, in the case of 3i:-
           Sub Custodian:                   The Bank of New York, New York
           DTC Number:                      901
           Agent Bank Number:               93034
           Institutional ID Number:         66569
           Account:                         Bank of New York, Brussels
           Client Name:                     The Bank of New York Europe Limited
           Client Account Number:           723175
           Sub Account Name:                3i Group plc * 027173-002

           and in the case of the other Vendors, to the Vendors' Solicitors;
1.5 a certified extract from a meeting of its board of directors authorising the signature, execution and completion (as appropriate) of this Agreement.

2. deliver to the Vendors' Solicitors on behalf of such of the Vendors who are to be issued Loan Notes the Letter of Credit.

                                     PART 5
                                    Section 1

On Completion, each of the Vendors named in Section 1 of this Part 5 ("Affiliate Vendors") shall deliver to the Purchaser a letter in the form set forth in
Section 2 of this Part 5 (the "Affiliate Letter").

1.         Affiliate Vendors:
           P. Harrison                                       David Baird
           J. Cowderoy                                       Ken MacDonald
           D. Harrison                                       Willie Lauchlan
           N. Harrison
           G. Harrison
           3i

2.         Form of Affiliate Letter:

SEACOR SMIT Inc.                                              May ___, 2001
11200 Richmond Avenue
Suite 400
Houston, Texas  77082
United States of America

Dear Sir/Madam:

Reference is made to the provisions of that certain agreement by and between SEACOR SMIT Inc., a Delaware corporation ("SEACOR") and the Vendors identified therein relating to the sale and purchase of all of: the A Ordinary Shares (the "A Shares") (pound)1 each in the capital of Stirling Shipping Holdings Limited ("Stirling"), the B Ordinary Shares (the "B Shares") (pound)1 each in the capital of Stirling, the Ordinary Shares (the "Ordinary Shares") (pound)1 each in the capital of Stirling and the Deferred Shares (pound)1 each in the Capital of Stirling (together with the A Shares, the B Shares and the Ordinary Shares, the "Stirling Shares") in the capital of Stirling, dated as of May ___, 2001 (together with any amendments thereto, the "Acquisition Agreement"), pursuant to which the Consideration Shares (as defined below) will be issued as part of the consideration paid for the acquisition of the Stirling Shares (the "Share Exchange"). By reason of the Share Exchange, Stirling will become a wholly-owned subsidiary of SEACOR. This letter constitutes the undertakings of the undersigned contemplated by the Share Exchange Agreement, and is being furnished pursuant to Part 5 of Schedule 6 thereto.

I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter will not be construed as an admission of "affiliate" status or as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

If in fact I were to be deemed an "affiliate" of Stirling under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $.01 per share, of SEACOR received by me pursuant to the terms of the Acquisition Agreement (the "Consideration Shares") in exchange for Stirling Shares owned by me would be restricted.

I hereby represent, warrant and covenant to SEACOR that:

I will not sell, pledge, transfer or otherwise dispose of any of the Stirling Shares unless (i) such sale, pledge, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, pledge, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act;

I hereby acknowledge that SEACOR is under no obligation to register the sale, transfer, pledge or other disposition by me of the Stirling Shares or to take any other action necessary for the purpose of making an exemption from registration available.

I understand that SEACOR will issue stop transfer instructions to its transfer agent with respect to the Consideration Shares to be received in the Share Exchange and that a restrictive legend will be placed on certificates delivered to me evidencing such Stirling Shares in substantially the following form:

                  "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be sold or otherwise disposed of only in accordance with the terms of a letter agreement, dated May _____, 2001, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby."

The term "Consideration Shares" as used in this letter shall mean and include not only the common stock of SEACOR as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Consideration Shares.

I hereby acknowledge that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Stirling Shares to be received by me in the Share Exchange.


                                      Very truly yours,

                                      ---------------------------------
                                      Name:

                                   SCHEDULE 7
                                   ==========
                       LIMITATION OF WARRANTORS' LIABILITY

1. Notwithstanding the provisions of Clause 9, the Warrantors shall not be liable in respect of a breach of any of the Warranties if and to the extent that the loss occasioned thereby has been recovered under the Tax Deed and vice versa.

2. The Warrantors shall not be liable under the Warranties to the extent that the facts which might result in a Claim or possible Claim were Disclosed.

3.         The Warrantors shall not be liable in respect of any Claim:-

           3.1 to the extent that the subject of the Claim is allowed or provided for or reserved in the Accounts or the Completion Accounts or has been included in calculating creditors or deducted in calculating debtors in the Accounts or the Completion Accounts and (in the case of creditors or debtors) is identified in the records of the Company or to the extent such matter was specifically referred to in the notes to the Accounts or the Completion Accounts; or
           3.2    to the extent that a Claim arises or is increased:
                  3.2.1 wholly or partly from an act or omission occurring at the request of or with the written consent of the Purchaser or (on or after the date hereof) the Company or any of its directors, other officers, employees or agents (other than the Warrantors);
                  3.2.2 wholly or partly from an act or omission compelled by law;
                  3.2.3 as a result of any increase in rates of Taxation or any change in legislation or regulation relating to Taxation occurring or coming into force since the date of this Agreement whether or not having retrospective effect; or
                  3.2.4 wholly or partly as a result of the passing or coming into force of or any change in any enactment, law, regulation, directive, requirement or any practice of any government, government department or agency or regulatory body (including but not limited to extra-statutory concessions of the Inland Revenue) after the date of this Agreement whether or not having retrospective effect;
                  3.2.5 by an act or omission carried out voluntarily by the Purchaser or any Affiliate of the Purchaser or any of their respective directors, employees or agents after the date of Completion and which the Purchaser or Affiliate or any such person (as the case may be) ought reasonably to have known would give rise to or increase the amount of the Claim;
                  3.2.6 because of any change of Accounting Reference Date of the Company and its Subsidiaries from 31st December or because of any change in any of the accounting policies, bases or practices of the Company or any of the Subsidiaries.

           3.3    To the extent that:-

                  3.3.1 the amount of a Claim is recovered from the insurers of the Company or any of the Subsidiaries or would have been so recovered if the policies of insurance of the Company or relevant Subsidiary were maintained on substantially similar terms or otherwise affording the same degree of insurance cover as those existing at the date of this Agreement; or
                  3.3.2 the Claim is contingent only (unless and until such contingent liability becomes an actual liability and is due and payable).

4. The liability of the Warrantors in respect of any Claim (other than a Tax Claim or Vessel Claim):
           4.1 shall not arise unless and until the amount of such Claim exceeds(pound)20,000 in respect of any single item and such Claim shall be disregarded for all purposes unless the total amount of all such Claims exceeds (pound)250,000;

           4.2 shall not arise unless and until the amount of such Claim when aggregated with the amount of any other such Claim exceeds (pound)250,000 in which event the Warrantors shall only be liable for the excess.

5.         The liability of the Warrantors in respect of any Vessel Claim:-

5.1 shall not arise unless and until the amount of the Vessel Claim exceeds (pound)10,000 in respect of any single item and such Vessel Claim shall be disregarded for all purposes unless the total amount of all such Vessel Claims exceeds (pound)200,000;
5.2 shall not arise unless and until the amount of any such Vessel Claim when aggregated with the amount of any other such Vessel Claim exceeds (pound)200,000 in which event the Warrantors shall only be liable for the excess.

6.1 Subject to the provisions of paragraph 6.2 below the liability of the Warrantors in respect of any Tax Claim:-

           6.1.1 shall not arise unless and until the amount of the Tax Claim exceeds (pound)3,000 in respect of any single item and such Tax Claim shall be disregarded for all purposes unless the total amount of all such Tax Claims exceeds (pound)50,000;
           6.1.2 shall not arise unless and until the amount of such Tax Claims when aggregated with the amount of any other such Tax Claim exceeds (pound)50,000 in which event all of such Tax Claims shall be recoverable hereunder and not just the excess.

6.2 The provisions of paragraph 6.1 shall not apply to any Tax Claims relating to the Demerger the full amount of which shall be recoverable hereunder.

7. The Warrantors shall have no liability in respect of any Claim relating to the Pre Completion Period to the extent that the amount of the Claim is taken into account in the Completion Accounts.

8.         The liability of each Warrantor:-
           8.1 shall not (when aggregated with the amount of all the other Claims) exceed an amount equal to his proportion of the Consideration;
           8.2 shall be limited to that percentage set opposite his name in column (7) of Schedule 1.
           PROVIDED THAT in calculating the Consideration received by each Warrantor for these purposes the monetary equivalent of each Consideration Share received by him shall be the lower of (pound)34.21 per share and the sterling equivalent of the average closing price on the New York Stock Exchange as reported in the Wall Street Journal of common stock of $0.01 per share in the capital of the Purchaser for the 30 days immediately preceding Completion using an exchange rate based on the average New York closing price for pounds sterling during such period as reported in the Wall Street Journal.

9. The liability of the Warrantors in respect of any Claim other than in respect of the Tax Warranties or the Tax Deed shall cease on May 2003 except in respect of matters which have been the subject of a bona fide written claim which is made before such date by or on behalf of the Purchaser to the Warrantors giving sufficient details of all material aspects of the Claim including the Purchaser's bona fide estimate of the amount thereof. Any such Claim shall (if it has not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within nine months of such notification to the Warrantors.

10. The liability of the Warrantors in respect of any Claim in respect of the Tax Warranties or under the Tax Deed shall cease on May 2008 except in respect of matters which have been the subject of a bona fide written claim which is made before such date by or on behalf of the Purchaser to the Warrantors giving sufficient details of all material aspects of the claim including the Purchaser's bona fide estimate of the amount thereof. Any such Claim shall (if it has not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within nine months of such notification to the Warrantors.

11. Any payment made by the Warrantors in respect of a breach of any Warranties or payment made under the Tax Deed, or any other payment made pursuant to this Agreement, shall be and shall be deemed to be pro tanto a reduction in the price paid for the Shares under this Agreement.

12. If the Purchaser or any member of the Purchaser's Group becomes aware of any matter which might give rise to a Claim or upon any Claim being made, the following provisions shall apply:-
           12.1 the Purchaser shall forthwith give reasonable details by written notice to the Warrantors of the matter and shall consult with the second named of the Vendors' Representatives with respect to the matter;
           12.2 the Purchaser shall not knowingly make, and shall procure that no other member of the Purchaser's Group shall knowingly make, any admission of liability in respect of or compromise or settle the matter without the prior written consent of the Warrantors, such consent not to be unreasonably withheld or delayed;
           12.3 the Purchaser shall provide, and shall procure that all other members of the Purchaser's Group provides, the Warrantors and the Warrantors' professional advisors with all reasonable access to premises, personnel and to all relevant assets, documents, records and information within the power, possession or control of any member of the Purchaser's Group of or relating to the Company and its Subsidiaries to enable the Warrantors and their professional advisors to examine such assets, documents, records and information and to take photographs or photocopies thereof at its expense in order to appraise themselves of all facts, matters and information relevant to the Claim subject always to not adversely interfering with the business of the Purchaser or the Purchaser's Group;
           12.4 the Purchaser, so far as is reasonably practicable, shall procure that other members of the Purchaser's Group, retain and preserve all relevant assets, documents, records and information within the power, possession or control of the Purchaser's Group of or relating to the Company which are or may be relevant in connection with any Claim for so long as any actual or prospective Claim remains outstanding;
           12.5 in connection with any proceedings relating to the Claim (other than against the Warrantors), the Purchaser shall and shall procure that each member of the Purchaser's Group will permit the Warrantors in the name of the Purchaser and/or the relevant member of the Purchaser's Group (as appropriate) to appoint such professional advisors and to take such action as the Warrantors may consider reasonably necessary or desirable to avoid, dispute, resist, appeal, compromise or defend the Claim, action or demand and any adjudication in respect thereof (including, if the Warrantors so request, conduct of the proceedings or negotiations) subject only to consulting the Purchaser and/or the relevant member of the Purchaser's Group (as appropriate) prior to taking any such action, on the basis that the Warrantors shall provide the Purchaser with such indemnity and security therefor as the Purchaser and/or the relevant member of the Purchaser's Group (as appropriate) may reasonably require in relation to any such request or nomination by the Warrantors.

13. If at any time the Warrantors (or any of them) pay to the Purchaser an amount pursuant to a Claim and the Purchaser or the Company or any Subsidiary is to become entitled to recover from any other person not being an Affiliate of the Purchaser and not being a Warrantor (including, without limitation, any taxation or other authority or under any policy of insurance maintained by the Company or any Subsidiary from time to time) any sum in respect of the same circumstances giving rise to such Claim:-
           13.1 without prejudice to the Purchaser's rights first to claim against the Warrantors pursuant to this Agreement, the

                  Purchaser shall, or shall procure that the Company or relevant Subsidiary shall, take all reasonable steps to enforce such recovery, and shall forthwith repay to the Vendors so much of the amount paid by them to the Purchaser as does not exceed the sum recovered from such other person less all reasonable costs, expenses and taxation incurred by the Purchaser or the Company or relevant Subsidiary in recovering that sum from such other person; or
           13.2 at the Warrantors' option, subject to the Warrantors indemnifying the Purchaser or the Company or relevant Subsidiary to their respective reasonable satisfaction, the Purchaser shall, or shall procure that the Company or relevant Subsidiary shall, for a nominal consideration assign to the Purchaser, to the extent possible at law, the benefit of the rights of recovery, reimbursement or refund which the Purchaser or the Company or relevant Subsidiary has against such other person in respect of the matter giving rise to the Claim.

14.        The liability of the Warrantors is also limited as follows:-
           14.1 payment of any Claim under the Warranties shall pro tanto satisfy and discharge any other claim thereunder which is capable of being made in respect of the same subject matter;
           14.2 the Warranties are given on the basis that the Company and the Subsidiaries continue to carry on their respective businesses after Completion as going concerns;
           14.3 nothing in this Agreement shall in any way diminish the duty at law of the Purchaser to mitigate the loss arising from any breach of the Warranties;
           14.4 save in respect of statements made fraudulently, the parties accept that they are to have no rights or liabilities in respect of pre-contractual statements;
           14.5 if there shall be any inconsistency between the provisions of this Schedule and the other provisions of this Agreement then the provisions of this Schedule shall prevail.

15. The Purchaser shall, or shall procure the Company or relevant Subsidiary shall, so far as it is able to do so and based on the information available to it from time to time keep the Warrantors fully and promptly informed of any actual or prospective right of recovery from any third party as referred to in paragraph 13 above.

16. Without prejudice to any other provision herein for the protection of the Warrantors, the Purchaser shall and shall procure that the Company and each of its Subsidiaries shall take all reasonable steps to mitigate any loss which is or may be the subject of any Claim in respect of the Warranties.

17. The Purchaser shall give written notice to the Warrantors as soon as it becomes aware of any Vessel Claim which relates to any damage to or lack of repair of any Vessel (and the awareness of the Warrantors shall not be attributable to the Purchaser) and the Warrantors shall have the right to appoint at their own expense their own surveyor to inspect the Vessel concerned prior to rectification of any damage or repair (except in the case of emergency).

18. If the Warrantors pay a Claim in respect of any warranted debt and the debt or part thereof is subsequently recovered the Purchaser shall repay to the Warrantors the lesser of the amount of such Claim paid by the Warrantors and the amount of the debt actually recovered.

19. The Purchaser confirms to the Warrantors that none of its representatives, namely John Gellert, Alice Gran and Rodney Lenthall, is actually aware of any matter which will give rise to a Claim.

                                   SCHEDULE 8
                                   ==========

                                     PART 1
                                     VESSELS

------------------------------------------------------- ---------------------------------
                        Vessel                               Allocated Value (GBP)
------------------------------------------------------- ---------------------------------
Stirling Tay                                                         13,194,444
------------------------------------------------------- ---------------------------------
Stirling Spey                                                        13,194,444
------------------------------------------------------- ---------------------------------
Stirling Aquarius                                                     8,138,889
------------------------------------------------------- ---------------------------------
Stirling Pegasus                                                      7,291,667
------------------------------------------------------- ---------------------------------
Stirling Altair                                                       4,200,000
                                                        ---------------------------------
Stirling Capella                                                      2,343,750
                                                        ---------------------------------
Stirling Vega                                                         2,343,750
------------------------------------------------------- ---------------------------------
Stirling Dee                                                          3,125,000
------------------------------------------------------- ---------------------------------
Stirling Esk                                                          4,340,278
------------------------------------------------------- ---------------------------------
Stirling Iona                                                        16,500,000
------------------------------------------------------- ---------------------------------
Stirling Sirius                                                       5,555,556
------------------------------------------------------- ---------------------------------
Stirling Spica                                                        5,555,556
------------------------------------------------------- ---------------------------------

                                     PART II
                                  VESSEL HULLS



------------------------------------------------------- ---------------------------------
                     Vessel Hulls                            Allocated Value (GBP)
------------------------------------------------------- ---------------------------------
Ferguson Hull No. 711 (up-lift) (to be added to                         861,400
progress payments made)
------------------------------------------------------- ---------------------------------
BAE Marine Systems Hull 322 (up-lift) (to be added to                   547,215
progress payments made)
------------------------------------------------------- ---------------------------------

------------------------------------------------------- ---------------------------------
                                                 Total               87,191,949
------------------------------------------------------- ---------------------------------


                                   SCHEDULE 9
                            PRE COMPLETION DIVIDENDS

------------------------------------ -------------------------- --------------------- ------------------- -----------------
           Vendor                    Amount of Dividend         Date of Declaration   Period Referable To Date of Payment
------------------                   ------------------         -------------------   ------------------- ---------------
------------------------------------ -------------------------- --------------------- ------------------- -----------------
1.  Ordinary Shareholders & B        (pound)3,402,836           2 May 2001            1/1/96-31/12/00     24 April 2001
    Ordinary Shareholders
------------------------------------ -------------------------- --------------------- ------------------- -----------------
2.  Additional Dividend to           (pound)470,870             2 May 2001            1/1/01-31/3/01      24 April 2001
    Ordinary Shareholders & B
    Ordinary Shareholders
------------------------------------ -------------------------- --------------------- ------------------- -----------------
3.  3i in respect of A Ordinary      (pound)133,699             February 2001         to 31/12/00         February 2001
    Shares
------------------------------------ -------------------------- --------------------- ------------------- -----------------
4.  3i in respect of A Ordinary      (pound)196,522             April 2001            1/1/01-31/3/01      24 April 2001
    Shares Participating dividend    (pound)130,221 actually
    Class dividend to A Ordinary     paid due to
    Shareholders                     overpayment)
------------------------------------ -------------------------- --------------------- ------------------- -----------------
5.  Participating dividend per       on basis of formula in     2 May 2001            1/4/01-30/4/01      Post Completion
    share to A Ordinary              Note 1
    Shareholders
------------------------------------ -------------------------- --------------------- ------------------- -----------------


------------------------------------ -------------------------- --------------------- ------------------- -----------------
6.  Participating dividend per       on basis of formula in     4 May 2001            1/4/01-Completion   Post Completion
    share to Ordinary Shareholders   note 1
    & B Ordinary Shareholders
------------------------------------ -------------------------- --------------------- ------------------- -----------------
7.  3i in respect of the Deferred    (pound)1,607,901.80        4 May 2001            -                   4 May 2001
    Shares
------------------------------------ -------------------------- --------------------- ------------------- -----------------

NOTE 1: Formula is that contained in Article 3.1 of SSCO.


Signed as a Deed by                         }            [Signed by]
IAIN VICTOR ROBINSON HARRISON               }            Iain V.R. Harrison
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           70 Wellington Street
                  Glasgow


Occupation        Solicitor

Signed as a Deed by                         }            [Signed by]
FABIENNE HARRISON                           }            Iain V.R. Harrison
in the presence of:-                        }            [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }            [Signed by]
PATRICK CHARLES LORNE  HARRISON             }            Patrick Harrison
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }            [Signed by]
JAMES ANTHONY FRANK COWDEROY                }            James Cowderoy
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                          }                 [Signed by]
IONA COWDEROY                                }                 James Cowderoy
in the presence of:-                         }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation

Signed as a Deed by                          }                 [Signed by]
DOUGLAS HARRISON                             }                 James Cowderoy
in the presence of:-                         }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                          }                 [Signed by]
NIGEL HARRISON                               }                 James Cowderoy
in the presence of:-                         }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation

Signed as a Deed by                          }                 [Signed by]
GERALD HARRISON                              }                 James Cowderoy
in the presence of:-                         }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
KENNETH MACDONALD                           }                 K. MacDonald
in the presence of:-                        }

Witness: Name     Richard Masters


Address           70 Wellington Street
                  Glasgow


Occupation

Signed as a Deed by                         }                 [Signed by]
MARY MACDONALD                              }                 K. MacDonald
in the presence of:-                        }                 [as Attorney]

Witness: Name     Richard Masters


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
DAVID GEORGE BAIRD                          }                 David G. Baird
in the presence of:-                        }

Witness: Name     Richard Masters


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
ALISON BAIRD                                }                 David G. Baird
in the presence of:-                        }                 [as Attorney]

Witness: Name     Richard Masters


Address           as above




Occupation

Signed as a Deed by                         }                 [Signed by]
WILLIAM BRIGGS LAUCHLAN                     }                 W.B. Lauchlan
in the presence of:-                        }

Witness: Name     Shuna Stirling


Address           as above


Occupation        as above

Signed as a Deed by                         }                 [Signed by]
INGE LAUCHLAN                               }                 W.B. Lauchlan
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation        as above

Signed as a Deed by                         }                 [Signed by]
KENNETH CADENHEAD                           }                 David G. Baird
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation        as above

Signed as a Deed by                         }                 [Signed by]
LESLEY CADENHEAD                            }                 David G. Baird
in the presence of:-                        }                 [as Attorney]

Witness: Name     Shuna Stirling


Address           as above



Occupation        as  above

Executed as a Deed by
3i GROUP PLC
acting by


[Signed by] G. McGregor
Director


 ............................................... Witness: Shuna Stirling
Director/Secretary                              70 Wellington Street
                                                Glasgow
                                                Solicitor




Executed as a Deed by
SEACOR SMIT INC
acting by

John M. Gellert
Vice President